Exhibit 10.2

GSO Capital Partners LP

345 Park Ave

New York, NY 10154

December 28, 2017

CONFIDENTIAL

HOVNANIAN ENTERPRISES, INC.
K. HOVNANIAN ENTERPRISES, INC.
110 West Front Street
Red Bank, New Jersey 07701
Attention: J. Larry Sorsby, Executive Vice President and Chief Financial Officer

$212.5 MILLION SENIOR UNSECURED TERM LOAN CREDIT FACILITY

$125.0 MILLION SENIOR SECURED FIRST LIEN REVOLVING CREDIT FACILITY

$25.0 MILLION 10.500% SENIOR SECURED NOTES DUE 2024

COMMITMENT LETTER

Ladies and Gentlemen:

Hovnanian Enterprises, Inc. (“Holdings”) has advised GSO Capital Partners LP (“GSO”, “we” or “us”) that its wholly-owned subsidiary, K. Hovnanian Enterprises, Inc. (the “Borrower” and, together with Holdings, “you”, and the Borrower, together with its subsidiaries, the “Company”) desires to refinance certain of its indebtedness, as described more fully on Exhibit A hereto (all such transactions (including the Debt Restructuring Transactions (as defined on Exhibit A hereto)), together with incurrence of indebtedness pursuant to the Credit Facilities and the Additional 10.5% Notes (each, as defined below), and all transactions related thereto or consummated therewith or otherwise contemplated hereby or set forth on Exhibit A, collectively, the “Transactions”) and that you are seeking to finance a portion of the Transactions and the ongoing working capital and other general corporate activities of the Company using proceeds of indebtedness to be incurred by the Borrower after the date hereof in the form of one or more credit facilities to be provided, and certain notes to be purchased, by us.

1.     Commitments. In connection with the Transactions, we are pleased to advise you of our commitment (on our behalf and on behalf of one or more funds managed, advised or sub-advised by GSO that have been identified in writing (on a confidential basis, subject to the confidentiality provisions set forth in Section 9 hereof) to the Borrower on or prior to the date hereof (which funds the Borrower has consented to) (such entities, collectively, the “GSO Entities”)) to provide the entire principal amount of the Credit Facilities and to purchase the entire principal amount of the Additional 10.5% Notes, in each case, upon the terms and subject to the conditions set forth or referred to in this Commitment Letter (as defined below) (the “Commitments”), as follows:

(a)     a senior unsecured term loan credit facility in an aggregate principal amount not to exceed $212.5 million at any time outstanding (the “Unsecured Term Loan Facility”) having the terms set forth on the Summary of Proposed Material Terms and Conditions attached hereto as Exhibit B (the “Unsecured Term Loan Facility Term Sheet”);

Hovnanian Enterprises, Inc.

K. Hovnanian Enterprises, Inc.

December 28, 2017

(b)     a senior secured first lien revolving credit facility in an aggregate principal amount not to exceed $125.0 million at any time outstanding (the “Secured Revolving Credit Facility” and, together with the Unsecured Term Loan Facility, collectively, the “Credit Facilities” and, each, a “Credit Facility”) having the terms set forth on the Summary of Proposed Material Terms and Conditions attached hereto as Exhibit C (the “Secured Revolving Credit Facility Term Sheet” and, together with the Unsecured Term Loan Facility Term Sheet, the “Term Sheets”); and

(c)     certain 10.500% Senior Secured Notes Due 2024 in an aggregate principal amount of $25.0 million (the “Additional 10.5% Notes” and, together with the Credit Facilities, the “Debt Facilities”), which Additional 10.5% Notes shall (i) be issued by the Borrower as Additional Notes pursuant to, and as defined in, that certain Indenture, dated as of July 27, 2017 (as amended, supplemented and/or otherwise modified from time to time, the “Secured Notes Indenture”), by and among the Borrower, as issuer, Holdings and the subsidiaries of Holdings party thereto as Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee and collateral agent and (ii) purchased by GSO and/or one or more of the GSO Entities pursuant to, and in accordance with the terms set forth in, a note purchase agreement in the form attached hereto as Exhibit F (the “Note Purchase Agreement”).

As used herein, the term (a) “Closing Date” means (i) with respect to the Unsecured Term Loan Facility, the Unsecured Term Loan Facility Closing Date, (ii) with respect to the Secured Revolving Credit Facility, the Secured Revolving Credit Facility Closing Date and (iii) with respect to the Additional 10.5% Notes, the “Closing Date” under, and as such term is defined in, the Note Purchase Agreement and (b) “Representatives” means, with respect to a person, such person’s equityholders, members, controlling persons (where the term “control” shall have the meaning set forth in either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended), directors, officers, employees, agents, attorneys, counsel, accountants, consultants, advisors, representatives and any other person acting on such person’s behalf. Capitalized terms used in this letter and not otherwise defined herein shall have the meaning set forth in Exhibits A through F hereto (this letter, together with Exhibits A through F, and all annexes, schedules, exhibits or attachments to the foregoing, collectively, this “Commitment Letter”).

2.     Titles and Roles. You hereby agree that Wilmington Trust, National Association will be appointed as the sole administrative agent and collateral agent in respect of the Credit Facilities, on the terms and subject to the conditions set forth or referred to in this Commitment Letter and in any other agreement entered into by you and Wilmington Trust, National Association in connection with the Credit Facilities.

Hovnanian Enterprises, Inc.

K. Hovnanian Enterprises, Inc.

December 28, 2017

3.     Alternative Transactions. In the event that, during the period commencing on the date hereof and ending on (but including) June 5, 2018, you or any of your affiliates propose to consummate any debt financing transaction (including, but not limited to, any transaction involving the issuance of any indebtedness in the form of secured or unsecured loans or notes, mezzanine debt or high yield debt) with any person other than GSO and/or any of the GSO Entities to finance the redemption, refinancing, repayment or similar debt reduction transaction to reduce all, except an amount not to exceed $50.0 million (which may remain outstanding after giving effect to such transaction), of the Borrower’s 8% Notes and/or 7% Notes (each, as defined on Exhibit A) (such debt financing transaction, an “Alternative Transaction”), you shall, and shall cause the Borrower (or any other Company involved in the Alternative Transaction) to, prior to the consummation of such Alternative Transaction, provide GSO and the GSO Entities with reasonable opportunity to provide the entire amount of such debt financing on substantially the same and, in any event, no less favorable terms as so proposed, and, to the extent that GSO and/or one or more GSO Entities has agreed to provide such debt financing, shall enter into an agreement with GSO and/or such GSO Entities to permit GSO and/or such GSO Entities to provide such debt financing.

4.     Syndication. GSO and each GSO Entity may, with your consent, assign (through a syndication process or otherwise) its Commitments, in whole or in part, to one or more financial institutions or other entities engaged in the business of holding loans or securities, provided, that the Borrower’s consent shall not be required for any assignments to one or more GSO Entities.

It is understood and agreed that, subject to the preceding paragraph, GSO and the GSO Entities shall (a) retain exclusive control over all rights with respect to consents, modifications, supplements, waivers and amendments in respect of the Credit Facilities and (b) in consultation with the Borrower, manage and control all aspects of any assignment and syndication of the Commitments, including with respect to decisions as to the selection of prospective Lenders and any titles offered to proposed Lenders, when commitments from prospective assignees or Lenders will be accepted and the final allocations of the Commitments among the Lenders.

You agree to use commercially reasonable efforts to assist GSO in such manner as may be reasonably requested by GSO in connection with any assignment and/or syndication process carried out in accordance with this Commitment Letter until 90 days after (a) the Unsecured Term Loan Facility Closing Date, with respect to the Unsecured Term Loan Facility and (b) the Secured Revolving Credit Facility Effective Date, with respect to the Secured Revolving Credit Facility.

5.     Information. GSO and the GSO Entities acknowledge that neither you nor the Company, nor your respective Representatives have furnished GSO or the GSO Entities with non-public information for use in evaluating the Transactions or for distribution in connection with syndication of the Credit Facilities. GSO and the GSO Entities shall be responsible for making their own independent investigation and appraisal of the Transactions, and neither Holdings nor the Company shall have any responsibility or liability to GSO and the GSO Entities with respect thereto.

You hereby covenant and agree that you shall, within four (4) business days after the Closing Date of the Credit Facilities, make the final Credit Facilities Documentation publicly available by filing (or causing to be filed) copies of such Credit Facilities Documentation with the U.S. Securities and Exchange Commission, through a filing by Holdings or the Borrower on Form 8-K or other applicable form, in each case, which shall comply with the requirements for public filings set forth in the Support Agreement.

6.     Conditions. Notwithstanding anything to the contrary in this Commitment Letter, the Credit Facilities Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions, (a) the Commitments and the Agents’ agreements to perform the services described herein are subject to the conditions expressly set forth in the Term Sheets and on Exhibit D hereto (the “Financing Conditions”) and (b) the only conditions (express or implied) to (x) the availability of the Credit Facilities on the date on which the applicable Credit Facility is required to be initially available, as described in the applicable Term Sheet, are the Financing Conditions and (y) the obligation to purchase the Additional 10.5% Notes on the date on which the Additional 10.5% Notes are required to be purchased, are the applicable Financing Conditions and the satisfaction of the conditions precedent set forth in the Note Purchase Agreement.

Hovnanian Enterprises, Inc.

K. Hovnanian Enterprises, Inc.

December 28, 2017

7.     Sharing of Information; Absence of Fiduciary Relationship; Affiliate Activities.

You acknowledge and agree that:

(a)     Each of GSO and each GSO Entity is a full service securities firm and may from time to time (i) effect transactions, for its own account or the account of customers, and hold positions in loans, securities or options on loans or securities of the Company or of other companies that may be the subject of the Transactions or with which the Company may have commercial or other relationships and (ii) provide debt financing, equity capital and other services (including financial advisory services, investment banking services, securities trading, hedging, financing and brokerage activities) to other companies in respect of which the Company may have conflicting interests.

(b)     Neither GSO nor any GSO Entity has any obligation to use in connection with the Transactions, or to furnish to you, confidential information obtained by us from other companies.

(c)     (i) No fiduciary, advisory or agency relationship between you and GSO and/or the GSO Entities is intended to be or has been created in respect of any of the Transactions, irrespective of whether GSO and/or any GSO Entity has advised or is advising you on other matters, (ii) each of GSO and each GSO Entity, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of GSO or any GSO Entity, (iii) in connection herewith and with the process leading to the Transactions, GSO and each GSO Entity is acting solely as a principal and not as agents or fiduciaries of you, your Representatives, any other creditors or any other person and (iv) you waive, to the fullest extent permitted by law, any claims you may have against GSO and/or any GSO Entity for breach of fiduciary duty or alleged breach of fiduciary duty and agree that neither GSO nor any GSO Entity shall have any liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your equity holders, employees or creditors. You shall consult with your own advisors concerning such matters and shall be responsible for making your own independent investigation and appraisal of the Transactions (including, without limitation, with respect to any consents needed in connection therewith), and neither GSO nor any GSO Entity shall have any responsibility or liability to you with respect thereto.

(d)     (i) You are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the Transactions, (ii) you have been advised that GSO and the GSO Entities are engaged in a broad range of transactions that may involve interests that differ from the Company’s interests and that neither GSO nor any GSO Entity has any obligation to disclose such interests and transactions to the Company, (iii) neither GSO nor any GSO Entity is advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the Transactions) and you have consulted your own legal, accounting, regulatory, investment and tax advisors to the extent you have deemed appropriate and you are not relying on GSO or any GSO Entity for such advice, and (iv) neither GSO nor any GSO Entity has any obligation to the Company with respect to the Transactions except those obligations expressly set forth herein or in any other express writing executed and delivered by GSO, any GSO Entity and the Company. Any review by GSO and/or any GSO Entity of the Company, the Transactions or other matters relating to the Transactions will be performed solely for the benefit of GSO and the GSO Entities and shall not be on behalf of you or any of your affiliates.

Hovnanian Enterprises, Inc.

K. Hovnanian Enterprises, Inc.

December 28, 2017

(e)     You are responsible for making your own independent judgment with respect to the Transactions and the process leading thereto.

8.      Settlement Covenant.

(a)     Neither GSO nor any GSO entity shall consent to the terms of any compromise or settlement of any pending or threatened action relating to any of the Transactions (each, an “Action”) without (i) consulting with Holdings and the Borrower in advance, (ii) using commercially reasonable efforts to obtain an unconditional release of Holdings and the Company from all liability arising out of such Action (it being understood that GSO and/or any GSO Entity, as applicable, may settle any such Action if it is unable to obtain such releases) and (iii) ensuring that any such compromise or settlement does not include a statement as to, or an admission of fault, culpability or failure to act by or on behalf of, Holdings or the Company. For clarity, neither GSO nor the GSO Entities shall be required to indemnify Holdings or the Company for any amount paid or payable by Holdings or the Company in the settlement of any Action, proceeding or investigation, and in no circumstance shall GSO or the GSO Entities be required to pay any additional cash or other consideration to obtain releases in favor of Holdings or the Company.

(b)     Neither Holdings nor the Company shall consent to the terms of any compromise or settlement of any pending or threatened Action without (i) consulting with GSO in advance, (ii) using commercially reasonable efforts to obtain an unconditional release of GSO and the GSO Entities from all liability arising out of such Action (it being understood that Holdings and/or the Company, as applicable, may settle any such Action if they are unable to obtain such releases) and (iii) ensuring that any such compromise or settlement does not include a statement as to, or an admission of fault, culpability or failure to act by or on behalf of GSO or any GSO Entity. For clarity, neither Holdings nor the Company shall be required to indemnify GSO or the GSO Entities for any amount paid or payable by GSO or the GSO Entities in the settlement of any Action, proceeding or investigation, and in no circumstance shall Holdings or the Company be required to pay any additional cash or other consideration to obtain releases in favor of GSO or the GSO Entities.

9.      Miscellaneous.

This Commitment Letter and your rights with respect to our Commitments and undertakings hereunder shall not be assignable by you without our prior written consent (and any attempted assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto, is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and is not intended to create a fiduciary relationship between the parties hereto.

This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by us and you.

Hovnanian Enterprises, Inc.

K. Hovnanian Enterprises, Inc.

December 28, 2017

This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

This Commitment Letter (together with the Company’s offering memorandum relating to the 8% Notes Exchange, the Support Agreement, that certain Transaction Support Payment Letter, dated as of the date hereof, among GSO and you, the Consent Solicitation Statement (as defined on Exhibit A) and any existing confidentiality agreements entered into by the Parties in connection with the Transactions) constitutes the entire understanding and agreement among the Parties with regard to the subject matter hereof and supersedes all prior agreements with respect thereto.

This Commitment Letter, and all rights and obligations hereunder, shall be governed by, and construed in accordance with, the laws of the state of New York without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Commitment Letter, each of the parties hereto hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States of America located in the Southern District of New York for any actions, suits or proceedings arising out of or relating to this Commitment Letter or the Transactions, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter or the Transactions in any such New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

This Commitment Letter is delivered to you on the understanding that the activities of GSO, the GSO Entities or you pursuant hereto or in connection with the Transactions shall not be disclosed, directly or indirectly, by you to any other person prior to the date of such information becoming publicly available in accordance with clause (c) below, except (a) to your affiliates (including Holdings) and your and their respective Representatives, in each case, solely on a confidential and need-to-know basis, (b) pursuant to the order of any court or administrative agency of competent jurisdiction, or as required by applicable law or compulsory legal process (including to defend against any claim brought pursuant to such process), or to the extent required by governmental and/or regulatory authorities (in which case you agree, to the extent not prohibited by applicable law, rule or regulation, to use commercially reasonable efforts to provide GSO with prior written notice thereof), (c) in connection with any public or regulatory filing requirements, including filings with the U.S. Securities and Exchange Commission by Holdings or the Borrower, in each case, which shall comply with the requirements for public filings set forth in the Support Agreement and (d) to the extent required , upon advice of counsel, to be disclosed in connection with the 8% Notes Exchange. Notwithstanding anything to the contrary herein, the parties hereto agree that you or the Company may file this Commitment Letter in its entirety and disclose the other Transactions with the U.S. Securities and Exchange Commission, through a filing by Holdings or the Borrower on Form 8-K or other applicable form, which shall comply with the requirements for public filings set forth in the Support Agreement.

Hovnanian Enterprises, Inc.

K. Hovnanian Enterprises, Inc.

December 28, 2017

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS COMMITMENT LETTER OR THE TRANSACTIONS. FURTHERMORE, EACH PARTY WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS COMMITMENT LETTER.

GSO hereby notifies you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), GSO, the GSO Entities and any other lender under the Credit Facilities, as applicable, may be required to obtain, verify and record information that identifies the Company, which information includes the name, address, tax identification number and other information regarding the Company that will allow GSO, the GSO Entities or such lender under the Credit Facilities, as applicable, to identify the Company in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to GSO, the GSO Entities and each other lender under the Credit Facilities.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms of this Commitment Letter by returning to us executed counterparts hereof not later than 5:00 p.m., New York City time, on December 28, 2017. GSO’s and any GSO Entity’s Commitments hereunder and its agreements contained herein will expire at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence. This Commitment Letter and GSO’s and any GSO Entity’s Commitments hereunder and its agreements contained herein will terminate at the earliest to occur of (such date, the “Termination Date”): (a) the date on which the Debt Restructuring Transactions are consummated without the use of the financing proposed pursuant to this Commitment Letter, (b) solely with respect to the Unsecured Term Loan Facility, the earliest to occur of (i) the date on which that certain Support Agreement, dated as of the date hereof (as amended, supplemented or modified from time to time in accordance with the terms thereof, the “Support Agreement”), by and among Holdings, the Borrower and each of the persons or entities party thereto as the Supporting Holders (as defined therein) terminates in accordance with its terms, (ii) the Closing Date of the Unsecured Term Loan Facility and (iii) March 1, 2018, in the event that the Unsecured Term Loan Facility Closing Date does not occur on or before such date, (c) solely with respect to the Secured Revolving Credit Facility, the earliest to occur of (i) the Secured Revolving Credit Facility Closing Date, (ii) March 1, 2018, in the event that the Unsecured Term Loan Facility Closing Date does not occur on or before such date and (iii) September 30, 2018, in the event that the Secured Revolving Credit Facility Closing Date does not occur on or before such date and (d) solely with respect to the Additional 10.5% Notes, the earliest to occur of (i) March 1, 2018, in the event that the Unsecured Term Loan Facility Closing Date does not occur on or before such date, (ii) September 30, 2018, in the event that the Secured Revolving Credit Facility Closing Date does not occur on or before such date and (iii) January 15, 2019 (or such later date within five (5) business days thereof as mutually agreed by the parties working in good faith), in the case of each of the foregoing clauses (a) through (d), unless we shall, in our sole discretion, agree in writing to an extension; provided, that, for purposes of clarity, any rights of the parties hereto that survive termination shall continue in full force and effect following the Termination Date. Notwithstanding any term or provision hereof to the contrary, all of the rights and obligations of GSO, any GSO Entity and you hereunder in respect of Sections 3 (Alternative Transactions), 7 (Sharing of Information; Absence of Fiduciary Relationship; Affiliate Activities) and 8 (Settlement Covenant) hereof, and the provisions herein relating to governing law, submission to jurisdiction, waiver of jury trial, venue, and confidentiality, shall, in each case, remain in full force and effect regardless of whether the Credit Facilities Documentation, the Note Purchase Agreement or other definitive financing documentation in respect of the Debt Facilities shall be executed and delivered and notwithstanding the termination of this Commitment Letter or GSO’s or any GSO Entity’s Commitments and agreements hereunder. You may terminate this Commitment Letter and/or the Commitments with respect to the Debt Facilities (or a portion thereof) at any time subject to the provisions of the immediately preceding sentence.

[Remainder of this page intentionally left blank]

Thank you again for contacting us about the Transaction referred in this Commitment Letter and as always, we look forward to partnering with you on this exciting opportunity.

Sincerely,

GSO CAPITAL PARTNERS LP on behalf of itself and certain funds managed, advised or sub-advised by it

By	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

[Signature Page to Commitment Letter]

Accepted and agreed to as of
the date first above written:

K. HOVNANIAN ENTERPRISES, INC.

By /s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

HOVNANIAN ENTERPRISES, INC.

By /s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Commitment Letter]

EXHIBIT A

TRANSACTION DESCRIPTION

Capitalized terms used but not defined in this Exhibit A shall have the respective meanings set forth in the letter agreement to which this Exhibit A is attached and in the other Exhibits attached thereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.

The Borrower wishes to:

(a)     exchange up to $185.0 million of the 8.000% Senior Notes due 2019 (the “8% Notes”) issued by the Borrower pursuant to that certain Indenture, dated as of November 5, 2014 (as amended, supplemented and/or otherwise modified from time to time, the “8% Notes Indenture”), by and among the Borrower, as issuer, Holdings (as defined on Exhibit B) and the subsidiaries of Holdings party thereto as Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee, for (i) up to $99.9 million of 13.5% Senior Notes due 2026 (the “13.5% Notes”), (ii) up to $99.4 million of 5.0% Senior Notes due 2040 (the “5% Notes” and, together with the 13.5% Notes, the “New Notes”), in each case, to be issued by the Borrower, and (iii) $26.5 million in cash on the terms and subject to the conditions set forth in that certain offering memorandum relating to the exchange offer made by the Borrower to holders of the 8% Notes on December 28, 2017 and that certain support agreement, dated as of December 28, 2017 by and among the Borrower, Holdings and certain supporting holders named therein (the exchange of the 8% Notes, the issuance of new notes and the payment of cash, and the payment of fees, premiums, costs and expenses incurred in connection therewith and all other transactions relating thereto, collectively, the “8% Notes Exchange”);

(b)     refinance all indebtedness of the Borrower outstanding under the 7.000% Senior Notes due 2019 (the “7% Notes”) issued by the Borrower pursuant to that certain Indenture, dated as of January 10, 2014 (as amended, supplemented and/or otherwise modified from time to time), by and among the Borrower, as issuer, Holdings and the subsidiaries of Holdings party thereto as Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee (the refinancing of the 7% Notes, the payment of accrued and unpaid interest, fees, premiums, costs and expenses incurred in connection therewith and all other transactions relating thereto, collectively, the “7% Notes Refinancing”) with the proceeds of the Unsecured Term Loan Facility;

(c)     amend certain terms applicable to the 10.000% Senior Secured Notes Due 2022 (the “10% Notes”) and the 10.500% Senior Secured Notes Due 2024 (the “10.5% Notes”) issued by the Borrower pursuant to that certain Indenture, dated as of July 27, 2017 (as amended, supplemented and/or otherwise modified from time to time, the “Secured Notes Indenture”), by and among the Borrower, as issuer, Holdings and the subsidiaries of Holdings party thereto as Guarantors (as defined therein) and Wilmington Trust, National Association, as trustee and collateral agent, in each case, pursuant to, and on the terms and subject to the conditions set forth in, that certain consent solicitation statement (the “Consent Solicitation Statement”) relating to the solicitation of consents made by the Borrower to holders of the 10% Notes and the 10.5% Notes on December 28, 2017 (the consent solicitation, the payment of fees, premiums, costs and expenses incurred in connection therewith and all other transactions relating thereto, collectively, the “Consent Solicitation”); and

(d)     refinance, on a date no earlier than the date of acceleration thereof, all indebtedness of the Borrower outstanding under the term loan credit facility (the “H2 Credit Facility”) incurred pursuant to that certain Credit Agreement, dated as of July 29, 2016 (as amended, restated, supplemented and/or otherwise modified from time to time, the “H2 Credit Agreement”), by and among the Borrower, as borrower, Holdings, the subsidiaries of Holdings party thereto as Subsidiary Guarantors (as defined therein), the lenders party thereto and Wilmington Trust, National Association as administrative agent with the proceeds of the Secured Revolving Credit Facility (the refinancing of the H2 Credit Facility, the payment of all accrued and unpaid interest, fees, premiums, costs and expenses incurred in connection therewith and all other transactions relating thereto, collectively, the “H2 Credit Facility Refinancing” and, together with the 7% Notes Refinancing, the 8% Notes Exchange, the Consent Solicitation and all other transactions contemplated in connection therewith, collectively, the “Debt Restructuring Transactions”).

In connection with the Debt Restructuring Transactions and to finance its working capital and general corporate needs, the Borrower intends to incur the following indebtedness:

(1)     a senior unsecured term loan credit facility in an aggregate principal amount not to exceed $212.5 million at any time outstanding having the terms set forth in the Summary of Proposed Material Terms and Conditions attached hereto as Exhibit B (the “Unsecured Term Loan Facility”), the proceeds of which will be used by the Borrower to fund (i) the 7% Notes Refinancing and (ii) any amounts required for the repayment or redemption of 8% Notes (other than any 8% Notes owned or held by the Borrower or an affiliate of the Borrower), at or prior to maturity, that have not been tendered pursuant to, and remain outstanding after consummation of, the 8% Notes Exchange;

(2)     a senior secured first lien revolving credit facility in an aggregate principal amount not to exceed $125.0 million at any time outstanding having the terms set forth in the Summary of Proposed Material Terms and Conditions attached hereto as Exhibit C (the “Secured Revolving Credit Facility” and, together with the Unsecured Term Loan Facility, collectively, the “Credit Facilities”), the proceeds of which will be used by the Borrower to fund the H2 Credit Facility Refinancing and, thereafter, for working capital and general corporate needs of the Borrower and its subsidiaries; and

(3)     10.5% Notes in an aggregate principal amount of $25.0 million (the “Additional 10.5% Notes”) which shall (i) be issued by the Borrower as Additional Notes pursuant to, and as defined in, the Secured Notes Indenture and (ii) purchased by GSO and/or one or more of the GSO Entities pursuant to, and in accordance with the terms set forth in, a note purchase agreement in the form attached hereto as Exhibit F (the “Note Purchase Agreement”).

EXHIBIT B

UNSECURED TERM LOAN FACILITY

Summary of Proposed Material Terms and Conditions

This Summary of Proposed Material Terms and Conditions (this “Unsecured Term Loan Facility Term Sheet”) outlines certain material terms of the Unsecured Term Loan Facility (as defined below) proposed to be provided by the Term Lenders (as defined below).

Capitalized terms used but not defined in this Unsecured Term Loan Facility Term Sheet shall have the respective meanings set forth in the letter agreement to which this Unsecured Term Loan Facility Term Sheet is attached and in the other Exhibits attached thereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Unsecured Term Loan Facility Term Sheet shall be determined by reference to the context in which it is used.

Borrower:	K. Hovnanian Enterprises, Inc., a California corporation, or its successor (the “Borrower”).
Guarantors:

(a) Hovnanian Enterprises, Inc., a Delaware corporation, or its successor (“Holdings”), (b) each restricted subsidiary of Holdings (other than the Borrower and any Excluded Subsidiary (to be defined in a manner consistent with the definition of such term in the H2 Credit Agreement)) existing on the Closing Date and which is a Guarantor under (and as such term is defined in) the H2 Credit Agreement or which is acquired and/or formed at any time after the Closing Date and which would have been required to become a Guarantor under the H2 Credit Agreement (collectively and together with Holdings, the “Guarantors” and, together with the Borrower, the “Loan Parties”).

Administrative Agent:	Wilmington Trust, National Association will act as the sole administrative agent (in such capacity and together with its successors in such capacity, the “Term Agent”).
Lenders:

GSO and/or one or more GSO Entities and each entity that becomes an assignee of the Unsecured Term Loan Commitments or Unsecured Term Loans in accordance with the terms of the Unsecured Term Loan Agreement (collectively, the “Term Lenders”).

Credit Facility Type and Amount:

A senior unsecured term loan credit facility in an aggregate principal amount not to exceed $212.5 million at any time outstanding (the “Unsecured Term Loan Facility”, and the commitments thereunder, the “Unsecured Term Loan Commitments” and the term loans incurred thereunder, the “Unsecured Term Loans”). The Unsecured Term Loan Facility shall be funded in U.S. dollars.

Availability and Use of Proceeds:

Subject to the Financing Conditions and the conditions precedent set forth in this Unsecured Term Loan Facility Term Sheet, to the extent applicable on the relevant date of borrowing, the Unsecured Term Loans may be drawn by the Borrower (a) on the Unsecured Term Loan Facility Closing Date (as defined below) (the “Initial Term Loans”), in a principal amount not to exceed $132.5 million, which shall be used to consummate the 7% Notes Refinancing and (b) in multiple draws on or after May 28, 2018, in an aggregate principal amount not to exceed the lesser of (i) $80.0 million and (ii) the principal amount and any other amount required to repay or redeem, at or prior to maturity, certain 8% Notes (other than any 8% Notes owned or held by the Borrower or an affiliate of the Borrower) that have not been tendered pursuant to, and remain outstanding after consummation of, the 8% Notes Exchange (the “Delayed Draw Loans”).

Proceeds of the Unsecured Term Loans shall only be used for the purposes set forth above.

Amounts repaid or prepaid under the Unsecured Term Loan Facility may not be reborrowed.

Documentation:

The credit agreement (the “Unsecured Term Loan Agreement”) and other definitive documentation governing the Unsecured Term Loan Facility (together with the Unsecured Term Loan Agreement, the “Unsecured Term Loan Documents”) will incorporate, and be consistent in all respects with, the terms and provisions of this Unsecured Term Loan Facility Term Sheet, and be otherwise in form and substance consistent in all material respects with, as applicable, the H2 Credit Agreement, the other Loan Documents (as defined in the H2 Credit Agreement) or other corresponding documentation governing the H2 Credit Facility (such documentation, together with the H2 Credit Agreement and the other Loan Documents, the “H2 Loan Documents”), in each case, as modified solely to give effect to and reflect (a) that the affirmative covenants, negative covenants and events of default in the Unsecured Term Loan Agreement shall, except as set forth in this Unsecured Term Loan Facility Term Sheet, be consistent in all material respects with those contained in the definitive documentation governing the New Notes (which definitive documentation shall be consistent in all respects with the Description of Notes contained in the Offering Memorandum relating to the 8% Exchange and be otherwise consistent in all material respects with the 8% Notes Indenture (such definitive documentation, the “New Notes Documentation”)), (b) the type, size and purpose of the facility contemplated hereby, including the unsecured nature of the facility, (c) the capital structure pro forma for the Transactions, (d) the operational and strategic requirements of the Borrower, (e) changes in law, or accounting standards or practices and (f) changes required to cure mistakes, omissions and defects in the H2 Loan Documents, and with such other modifications and adjustments as are mutually agreed upon by the Borrower and the Term Lenders. For the avoidance of doubt, GSO’s prior consent shall be required for any material deviations of any provisions of the Unsecured Term Loan Documents from the corresponding provisions in, as applicable, this (x) Unsecured Term Loan Facility Term Sheet, (y) with respect to all provisions other than affirmative covenants, negative covenants and events of default, the H2 Loan Documents and (z) solely with respect to the affirmative covenants, negative covenants and events of default, the New Notes Documentation, and such material deviations shall be in form and substance satisfactory to GSO.

The paragraph above, collectively, the “Unsecured Term Loan Documentation Principles”.

Amortization:	None.

Maturity:

All outstanding obligations of the Loan Parties under the Unsecured Term Loan Facility, including the principal of, and accrued interest on, the Unsecured Term Loans and all other amounts owing to the Term Agent and the Term Lenders under the Unsecured Term Loan Facility (collectively, the “Obligations”), shall be due and payable in full in cash, and all Unsecured Term Loan Commitments shall terminate, on the earlier of (a) the ninth (9th) anniversary of the Unsecured Term Loan Facility Closing Date (as defined below) and (b) the date of any acceleration of the Obligations upon the occurrence of an Event of Default (as defined below), by operation of law or otherwise (such earlier date, the “Unsecured Term Loan Facility Termination Date”).

Interest Rates:

Interest on the Unsecured Term Loans shall accrue at a per annum rate equal to 5.0%.

Following the occurrence and during the continuance of an Event of Default resulting from a failure to pay principal, interest or any other amount due under the Unsecured Term Loan Facility, or a bankruptcy or similar event, interest on all overdue amounts shall accrue at a per annum rate equal to the interest rate set forth in the preceding sentence plus an additional 2.0% per annum (the “Default Interest”).

Interest (other than Default Interest) shall be payable in cash, in arrears, on the last business day of each fiscal quarter. Default Interest shall be payable in cash on demand.

Fees:	The Borrower shall pay an administrative agency fee to the Term Agent on the Unsecured Term Loan Facility Closing Date in an amount and on the terms to be agreed by the Borrower and the Term Agent.
Guarantees:

All Obligations (as defined below) of the Borrower under the Unsecured Term Loan Facility will be unconditionally guaranteed on a joint and several basis by each of the Guarantors, on terms consistent with the Unsecured Term Loan Documentation Principles.

Security:	None.
Mandatory Prepayments:

The Unsecured Term Loan Agreement will contain mandatory prepayment provisions (including reinvestment rights) relating to net proceeds from incurrence of indebtedness (other than permitted indebtedness), asset dispositions and casualty events substantially consistent with those set forth in the H2 Credit Agreement (but excluding prepayment provisions relating to land banking transactions) (subject to the Unsecured Term Loan Documentation Principles).

Mandatory prepayments will not be subject to premiums or penalties of any kind and will result in a permanent reduction of the Unsecured Term Loan Facility.

Following the Conversion Date (as defined in Exhibit C), no mandatory prepayments of loans under the Unsecured Term Loan Agreement shall be required until amounts outstanding under the Secured Loan Agreement have been paid in full.

Voluntary Prepayments and Commitment Reductions:

The Unsecured Term Loans (together with all accrued and unpaid interest) may be voluntarily prepaid in whole or in part (subject to minimum principal amounts to be mutually agreed upon between the Borrower and the Term Lenders and subject to the Unsecured Term Loan Documentation Principles), at any time prior to the Unsecured Term Loan Facility Termination Date, at par, without premium or penalty, except (i) that the Unsecured Term Loans may not be voluntarily prepaid in whole or in part prior to the second anniversary of the Unsecured Term Loan Facility Closing Date (subject to a customary T+50 make-whole) and (ii) in the case of a voluntary prepayment of the Unsecured Term Loans made at any time on or after the second anniversary of the Unsecured Term Loan Facility Closing Date but prior to the third anniversary thereof, such prepayment shall be accompanied by a prepayment premium in an amount equal to 2.50% of the aggregate principal amount of the Unsecured Term Loans so prepaid.

Representations and Warranties:

The Unsecured Term Loan Agreement will contain the following representations and warranties in respect of the Loan Parties and their subsidiaries (as applicable), in each case, consistent with the Unsecured Term Loan Documentation Principles: the Specified Representations; environmental law; ERISA; financial statements; taxes and compliance with laws.

“Specified Representations” means representations and warranties relating to (i) organizational status of the Borrower and the Guarantors; (ii) good standing of the Borrower and the Guarantors; (iii) organizational power and authority of the Borrower and the Guarantors to enter into and perform under the Credit Facilities Documentation; (iv) due authorization, execution, delivery and enforceability, in each case, relating to the entering into and performance of the Credit Facilities Documentation; (v) solvency as of the Closing Date (after giving effect to the Transactions) of Holdings and its subsidiaries on a consolidated basis (in form consistent with the solvency certificate to be delivered pursuant to Exhibit D hereto); (vi) no violations or conflicts of the applicable Credit Facilities Documentation with the charter documents of the Borrower and the Guarantors; (vii) no violation of Federal Reserve margin regulations; (viii) the Company’s status under the Investment Company Act of 1940; (ix) OFAC, FCPA, PATRIOT Act or other sanctions; (x) there shall not have been promulgated, enacted, entered, filed, enforced or deemed applicable to the Transactions a statute, rule, regulation, judgment, order, stay, decree or injunction, by any court or governmental regulatory or administrative agency or authority, tribunal, domestic or foreign, that would prohibit or prevent consummation of the Transactions or which makes the Credit Facilities Documentation, the Note Purchase Agreement or any of the Transactions illegal, invalid or unenforceable and (xi) solely with respect to the Secured Revolving Credit Facility as of the Secured Revolving Credit Facility Closing Date, the creation validity, perfection and, solely with respect to the Secured Revolving Credit Facility, first priority status, of the liens and security interests granted in the Collateral to secure the Obligations under the Secured Revolving Credit Facility (subject to customary permitted liens and qualified to take into account any post-closing obligations with respect to the perfection of security interests in Collateral as set forth herein or as otherwise agreed to by GSO).

Conditions Precedent:

Conditions Precedent to Effectiveness:

The Unsecured Term Loan Agreement will become effective on the date on which the Financing Conditions set forth as items 1, 3, 6 and 7 on Exhibit D have been satisfied or waived in writing by the Term Lenders holding in excess of a majority of the outstanding Unsecured Term Loan Commitments and Unsecured Term Loans (the “Required Term Lenders”).

Conditions Precedent to Closing and Availability of Initial Term Loans:

The Initial Term Loans will be available on or prior to March 1, 2018 on the business day (the “Unsecured Term Loan Facility Closing Date”) on which the Financing Conditions set forth as items 4, 5, 6 and 8 have been satisfied or waived in writing by Required Term Lenders. If the Unsecured Term Loan Facility Closing Date does not occur on or prior to March 1, 2018 (or such later date as the Lenders may agree to), the Unsecured Term Loan Commitments, the Unsecured Term Loan Documents and all obligations thereunder shall terminate in their entirety and the Term Lenders shall not be required to fund the Unsecured Term Loans.

Conditions Precedent to Availability of Delayed Draw Loans:

The Delayed Draw Loans will be available on any date on or after May 28, 2018; provided, that (i) the Unsecured Term Loan Facility Closing Date shall have occurred prior to such date, (ii) the proceeds thereof are used to redeem or repay 8% Notes (other than any 8% Notes owned or held by the Borrower or an affiliate of the Borrower) that have not been tendered pursuant to, and remain outstanding after consummation of, the 8% Notes Exchange upon the occurrence of any of the following: (x) the maturity date of the 8% Notes, (y) the date on which the 8% Notes have been accelerated or (z) the redemption date set forth in a valid and effective redemption notice so long as all conditions precedent set forth in such notice have been satisfied (provided, that (A) such notice shall not have been issued prior to May 18, 2018 and shall otherwise be in form and substance satisfactory to the Term Lenders and (B) there shall have not been promulgated, enacted, entered, filed, enforced or deemed applicable to such redemption a statute, rule, regulation, judgment, order, stay, decree or injunction, by any court or governmental regulatory or administrative agency or authority, tribunal, domestic or foreign, that would prohibit or prevent consummation of such redemption) and (iii) the Specified Representations shall be true and correct in all material respects (or, to the extent already qualified by materiality, in all respects) on the date of any borrowing of Delayed Draw Loans (unless waived in writing by the Required Term Lenders).

Affirmative Covenants:

The Unsecured Term Loan Agreement will contain affirmative covenants (including covenants relating to delivery of financial statements and other reporting requirements) consistent with the Unsecured Term Loan Documentation Principles.

Negative Covenants:

The Unsecured Term Loan Agreement will contain negative covenants consistent with the Unsecured Term Loan Documentation Principles and shall include exceptions and baskets to permit the indebtedness and liens incurred in connection with the Debt Restructuring Transactions (including under the Secured Revolving Credit Facility).

Financial Maintenance Covenants:	None.
Events of Default:	The Unsecured Term Loan Agreement will contain events of default (“Events of Default”) consistent with the Unsecured Term Loan Documentation Principles.
Voting:	The Unsecured Term Loan Agreement will contain customary provisions governing amendments and waivers of the Unsecured Term Loan Documents.
Cost and Yield Protection:	Usual for facilities and transactions of this type and consistent with the Unsecured Term Loan Documentation Principles.
Assignments and Participations:

The Unsecured Term Loan Agreement will contain provisions governing assignments and issuances of participations in respect of the Unsecured Term Loans and the Unsecured Term Loan Commitments consistent with the Unsecured Term Loan Documentation Principles (with minimum assignment amounts to be agreed by the Borrower and the Term Lenders); provided, that Borrower consent shall be required for such assignments and participations at all times other than upon the occurrence and continuation of any event of default.

Expenses and Indemnification:

The Unsecured Term Loan Agreement will contain provisions governing reimbursement of costs/expenses consistent with Exhibit E.

The Unsecured Term Loan Agreement will contain provisions governing indemnification of the Term Lenders and the Term Agent in respect of any liability arising after the Unsecured Term Loan Facility Closing Date consistent with the Unsecured Term Loan Documentation Principles; provided, however, that the Borrower shall not be required to indemnify the Lenders at any time in respect of any liabilities, including regulatory inquiries, arising in connection with, or in any way relating to, the Debt Restructuring Transactions or the making of the Initial Term Loans or the use of proceeds thereof.

Agency Provisions:

The Unsecured Term Loan Agreement will contain provisions relating to the rights and obligations of the Term Agent consistent with the Unsecured Term Loan Documentation Principles, with such amendments and modifications as are required by, and satisfactory to, the Term Agent.

Governing Law:	New York.
Counsel to Term Lenders:	Stroock & Stroock & Lavan LLP.

EXHIBIT C

SENIOR SECURED FIRST LIEN REVOLVING CREDIT FACILITY

Summary of Proposed Material Terms and Conditions

This Summary of Proposed Material Terms and Conditions (this “Secured Revolving Credit Facility Term Sheet”) outlines certain material terms of the Secured Revolving Credit Facility (as defined below) proposed to be provided by the Revolving Lenders (as defined below).

Capitalized terms used but not defined in this Secured Revolving Credit Facility Term Sheet shall have the respective meanings set forth in the letter agreement to which this Secured Revolving Credit Facility Term Sheet is attached and in the other Exhibits attached thereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Secured Revolving Credit Facility Term Sheet shall be determined by reference to the context in which it is used.

Borrower:	Same as under Exhibit B above.
Guarantors:	Same as under Exhibit B above.
Administrative Agent and Collateral Agent:

Wilmington Trust, National Association will act as the sole administrative agent and collateral agent in respect of the Secured Revolving Credit Facility (in such capacities and together with its successors in such capacities, the “Revolving Agent”; and together with the Term Agent, each an “Agent” and collectively, the “Agents”).

Initial Lenders:

GSO and/or one or more GSO Entities and each entity that becomes an assignee of the Secured Revolving Loan Commitments or Secured Loans in accordance with the terms of the Unsecured Term Loan Agreement (collectively, the “Revolving Lenders”; and, together with the Term Lenders, the “Lenders”).

Credit Facility Type and Amount:

A senior secured first lien revolving credit facility in an aggregate principal amount not to exceed $125.0 million at any time outstanding (the “Secured Revolving Credit Facility” and the commitments thereunder, the “Secured Revolving Loan Commitments”). The Secured Revolving Credit Facility shall be funded in U.S. dollars.

Type of Loans, Availability and Use of Proceeds:

Subject to the Financing Conditions and the conditions precedent set forth in this Secured Revolving Credit Facility Term Sheet, as applicable on the relevant date of borrowing, the Secured Revolving Credit Facility shall permit incurrence by the Borrower of revolving loans (the “Revolving Loans”) (a) in one (1) draw on a date within thirty (30) days following the earlier of (x) the acceleration of the debt under the H2 Credit Agreement in accordance with the terms thereof and (y) the expiration of the Non-Call Period (as such term is defined in the H2 Credit Agreement), in a principal amount not to exceed the amount required to consummate the H2 Credit Facility Refinancing (such Revolving Loan, the “Initial Revolving Loan”) and (b) after consummation of the H2 Credit Facility Refinancing, Revolving Loans may be borrowed, repaid in whole or in part (without premium or penalty) and reborrowed (in minimum amounts to be agreed by the Borrower and the Revolving Lenders) at any time during the period (such period, the “Availability Period”) beginning on the date of the consummation of the H2 Credit Facility Refinancing and ending on December 28, 2019 (the “Conversion Date”); provided, that at no time shall the aggregate principal amount of outstanding Revolving Loans and unfunded Secured Revolving Loan Commitments exceed $125.0 million.

On the Conversion Date (a) all outstanding Revolving Loans shall automatically be converted into term loans (the “Secured Term Loans” and, together with the Revolving Loans, the “Secured Loans”) and (b) all undrawn Secured Revolving Loan Commitments shall automatically be terminated, in each case, in accordance with, and on the terms set forth in, the Secured Loan Agreement (as defined below). Following the Conversion Date, any Secured Term Loans repaid or prepaid may not be reborrowed.

The Borrower shall use the proceeds of (a) the Initial Revolving Loans, to finance the H2 Credit Facility Refinancing and (b) the other Revolving Loans, to finance the working capital and general corporate needs of the Borrower and its subsidiaries.

Documentation:

The credit agreement (the “Secured Loan Agreement”) and other definitive documentation governing the Secured Revolving Credit Facility (together with the Secured Loan Agreement, the “Secured Loan Documents” and, together with the Unsecured Term Loan Documents, the “Credit Facilities Documentation”) will incorporate, and be consistent in all respects with, the terms provisions of this Secured Revolving Credit Facility Term Sheet, and be otherwise be in form and substance consistent in all material respects with, as applicable, the H2 Loan Documents, in each case, as modified solely to give effect to and reflect (a) that the affirmative covenants, negative covenants and the events of default in the Secured Loan Agreement shall be consistent in all material respects with those contained in the New Notes Documentation; provided, that, notwithstanding the foregoing, the Secured Loan Agreement shall also contain affirmative covenants substantially consistent with the affirmative covenants in Section 6.14 (excluding sub-sections (g) and (h) thereof) of the H2 Credit Agreement, (b) the type, size and purpose of the facility contemplated hereby, (c) the capital structure pro forma for the Transactions, (d) the operational and strategic requirements of the Borrower, (e) changes in law, or accounting standards or practices and (f) changes required to cure mistakes, omissions and defects in the H2 Loan Documents, and with such other modifications and adjustments as are mutually agreed upon by the Borrower and the Revolving Lenders. The forms of all guarantee, collateral and security agreements, the intercreditor agreements and legal opinions and certificates required to be delivered pursuant to the Secured Loan Agreement, which shall incorporate, and be consistent in all respects with, the applicable terms provisions of this Secured Revolving Credit Facility Term Sheet, and be otherwise be in form and substance consistent in all material respects with the applicable H2 Loan Documents, shall be attached thereto as exhibits (it being understood that the forms of any mortgages and account control agreements shall not be required to be attached as exhibits). For the avoidance of doubt, GSO’s prior consent shall be required for any material deviations of any provisions of the Secured Loan Documents from the corresponding provisions in, as applicable, (x) this Secured Revolving Credit Facility Term Sheet, (y) with respect to all provisions other than affirmative covenants (except the covenants referred to in the proviso to clause (a) above), negative covenants and events of default, the H2 Loan Documents and (z) solely with respect to the affirmative covenants, negative covenants and events of default, the New Notes Documentation, and such material deviations shall be in form and substance satisfactory to GSO.

The paragraph above, collectively, the “Secured Revolving Credit Facility Documentation Principles”, and collectively with the Unsecured Term Loan Documentation Principles, the “Documentation Principles”.

Amortization:	None.
Maturity:

All outstanding obligations of the Loan Parties under the Secured Revolving Credit Facility, including the principal of, and accrued interest on, the Secured Term Loans and all other amounts owing to the Revolving Agent and the Revolving Lenders (collectively, the “Obligations”) will be due and payable in full in cash on the earlier of (a) December 28, 2022 and (b) the date of any acceleration of the Obligations upon the occurrence of an Event of Default, by operation of law or otherwise (such earlier date, the “Secured Revolving Credit Facility Termination Date”).

Interest Rates:

Interest on the Secured Loans shall accrue at a per annum rate equal to (a) the volume weighted average yield (calculated based on the yield during the thirty (30) calendar day period ending on the date that is one business day prior to the Secured Revolving Credit Facility Closing Date) of the 10.5% Notes minus (b) 0.50% (such interest rate, the “VWAY Rate”).

Following the occurrence and during the continuance of an Event of Default (as defined below) resulting from a failure to pay principal, interest or any other amount due under the Secured Revolving Credit Facility, or a bankruptcy or similar event, interest on all overdue amounts shall accrue at a per annum rate equal to the VWAY Rate plus an additional 2.0% per annum (the “Default Interest”).

Interest (other than Default Interest) shall be payable in cash, in arrears, on the last business day of each fiscal quarter. Default Interest shall be payable in cash on demand.

Fees:

The Borrower shall pay an administrative agency fee to the Revolving Agent on the Secured Revolving Credit Facility Closing Date in an amount and on the terms to be agreed by the Borrower and the Revolving Agent.

Guarantees:

All Obligations of the Borrower under the Secured Revolving Credit Facility will be unconditionally guaranteed on a joint and several basis by each of the Guarantors, on terms consistent with the Secured Revolving Credit Facility Documentation Principles.

Security:

All Obligations and all other amounts owing to the Revolving Agent and the Revolving Lenders will be secured on a super senior, first-priority basis by all property and assets of the Loan Parties that would constitute Collateral for purposes of, and as such term is defined in, the H2 Credit Agreement, which includes substantially all of the tangible, intangible, personal, real, movable and immovable property of each Loan Party (the “Collateral”).

The above-described security interests and liens shall be created and perfected pursuant to security agreements, pledge agreements, mortgages, control agreements and other collateral documentation consistent with the Secured Revolving Credit Facility Documentation Principles, to the extent not otherwise set forth in Exhibit D hereto.

Intercreditor Agreement:

The Revolving Agent shall, as representative for the Revolving Lenders, become party to the (x) Amended and Restated Intercreditor Agreement dated as of September 8, 2016 (as amended from time to time) and (y) the Second Amended and Restated Mortgage Tax Collateral Agency Agreement dated as of July 27, 2017 (as amended from time to time), which shall govern the lien priority, relative rights and other creditors’ rights issues in respect of the Secured Revolving Credit Facility.

Mandatory Prepayments:

The Secured Loan Agreement will contain mandatory prepayment provisions (including reinvestment rights) relating to net proceeds from incurrence of indebtedness (other than permitted indebtedness), asset dispositions and casualty events substantially consistent with those set forth in the H2 Credit Agreement (but excluding prepayment provisions relating to land banking transactions) (subject to the Secured Revolving Credit Facility Documentation Principles), which shall be applicable following the Conversion Date.

Mandatory prepayments will not be subject to premiums or penalties of any kind and will result in a permanent reduction of the Secured Revolving Credit Facility.

Voluntary Prepayments and Commitment Reductions:

The outstanding principal amount of the Secured Loans may be voluntarily prepaid in whole or in part, together with all accrued and unpaid interest thereon (subject to minimum principal amounts to be mutually agreed upon between the Borrower and the Revolving Lenders and subject to the Secured Revolving Credit Facility Documentation Principles); provided, that, in the case of a prepayment made on or after the Conversion Date, but prior to the first anniversary of the Conversion Date, such prepayment shall be accompanied by a prepayment premium in an amount equal to 1.0% of the aggregate principal amount of the Secured Loans so prepaid.

The Secured Revolving Loan Commitments may be reduced at any time prior to the Conversion Date, without premium or penalty.

Representations and Warranties:

The Secured Loan Agreement will contain the Specified Representations and the following additional representations and warranties in respect of the Loan Parties and their subsidiaries (as applicable), in each case, consistent with the Secured Revolving Credit Facility Documentation Principles: capital stock of Borrower and Holdings; title to properties; possession of licenses and permits; environmental laws; ERISA; insurance; litigation (other than (a) as publicly disclosed (x) on or prior to the date hereof or (y) with the consent of the Required Revolving Lenders prior to the execution of the Secured Loan Agreement, on or prior to the Secured Revolving Credit Facility Effective Date or (b) in respect of the Transactions); financial statements; no material adverse change in business (other than (a) as publicly disclosed (x) on or prior to the date hereof or (y) with the consent of the Required Revolving Lenders prior to the execution of the Secured Loan Agreement, on or prior to the Secured Revolving Credit Facility Effective Date or (b) in respect of the Transactions); taxes; and compliance with laws (the foregoing, collectively and together with the Specified Representations, the “Representations”).

Conditions Precedent:

Conditions Precedent to Effectiveness:

The Secured Loan Agreement will become effective on the date (the “Secured Revolving Credit Facility Effective Date”) on which signature pages to the Secured Loan Agreement have been delivered to the Agent by each of the parties thereto.

Conditions Precedent to Availability of Initial Revolving Loans:

The Initial Revolving Loans will be available on the earlier to occur of (i) the date of expiration of the Non-Call Period (as defined in the H2 Credit Agreement) or (ii) the acceleration of the obligations under the H2 Credit Agreement; provided, that, as of such date (the “Secured Revolving Credit Facility Closing Date”) (a) the Financing Conditions (other than item 2 of Exhibit D or as otherwise set forth on Exhibit D) shall have been satisfied or waived in writing by the Revolving Lenders holding in excess of a majority of the outstanding Secured Revolving Loan Commitments (the “Required Revolving Lenders”) and (b) the H2 Credit Facility Refinancing shall have been consummated (or shall be consummated substantially concurrently with the funding of the Initial Revolving Loans on such date). If the Secured Revolving Credit Facility Closing Date does not occur on or prior to September 30, 2018 (or such later date as the Revolving Lenders may agree to), the Secured Revolving Loan Commitments, the Secured Loan Documents and all obligations thereunder shall terminate in their entirety and the Revolving Lenders shall not be required to fund the Initial Revolving Loans or any other Revolving Loans.

Conditions Precedent to Availability of Revolving Loans during the Availability Period:

After consummation of the H2 Credit Facility Refinancing, the Revolving Loans will be available on any business day during the Availability Period subject to satisfaction or waiver in writing by the Required Revolving Lenders of the following conditions: (a) accuracy on such date in all material respects of the Representations (without duplication of any materiality qualifiers), (b) no default or Event of Default and (c) delivery of a borrowing notice.

Affirmative Covenants:

The Secured Loan Agreement will contain affirmative covenants (including, without limitation, covenants relating to delivery of financial statements and other reporting requirements and delivery of additional collateral) consistent with the Secured Revolving Credit Facility Documentation Principles.

Negative Covenants:

The Secured Loan Agreement will contain negative covenants consistent with the Secured Revolving Credit Facility Documentation Principles and shall include exceptions and baskets to permit the indebtedness and liens incurred in connection with the Debt Restructuring Transactions (including under the Unsecured Term Loan Facility).

Financial Maintenance Covenants:	None.
Events of Default:	The Secured Loan Agreement will contain events of default (“Events of Default”) consistent with the Secured Revolving Credit Facility Documentation Principles.
Voting:	The Secured Loan Agreement will contain customary provisions governing amendments and waivers of the Secured Loan Documents.
Cost and Yield Protection:	Usual for facilities and transactions of this type and consistent with the Secured Revolving Credit Facility Documentation Principles.
Assignments and Participations:

The Secured Loan Agreement will contain provisions governing assignments and issuances of participations in respect of the Secured Loans and the Secured Revolving Loan Commitments consistent with the Secured Revolving Credit Facility Documentation Principles (with minimum assignment amounts to be agreed by the Borrower and the Revolving Lenders); provided, that Borrower consent shall be required for such assignments and participations at all times other than upon the occurrence and continuation of any event of default.

Expenses and Indemnification:

The Secured Loan Agreement will contain provisions governing reimbursement of costs/expenses provisions consistent with Exhibit E.

The Secured Loan Agreement will contain provisions governing indemnification of the Revolving Lenders and the Revolving Agent in respect of any liability arising after the Secured Revolving Credit Facility Closing Date consistent with the Secured Revolving Credit Facility Documentation Principles; provided, however, that the Borrower shall not be required to indemnify the Lenders at any time in respect of any liabilities, including regulatory inquiries, arising in connection with, or in any way relating to, the Debt Restructuring Transactions or the making of the Initial Revolving Loans or use of proceeds thereof.

Agency Provisions:

The Secured Loan Agreement will contain provisions relating to the rights and obligations of the Revolving Agent consistent with the Secured Revolving Credit Facility Documentation Principles, with such amendments and modifications as are required by, and satisfactory to, the Revolving Agent.

Governing Law:	New York.
Counsel to Revolving Lenders:	Stroock & Stroock & Lavan LLP.

EXHIBIT D

FINANCING CONDITIONS

Capitalized terms used but not defined in this Exhibit D shall have the respective meanings set forth in the letter agreement to which this Exhibit D is attached and in the other Exhibits attached thereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit D shall be determined by reference to the context in which it is used.

Subject to Paragraph 6 of the Commitment Letter and the conditions precedent set forth in each of the Unsecured Term Loan Facility Term Sheet, the Secured Revolving Credit Facility Term Sheet and the Note Purchase Agreement, the effectiveness of each Credit Facility and the Note Purchase Agreement, the Lenders’ obligation to fund each Credit Facility and the obligation of GSO and/or the GSO Entities to purchase the Additional 10.5% Notes shall be subject to the satisfaction or written waiver from GSO of the following conditions precedent:

1.     With respect to the Credit Facilities, the Credit Facilities Documentation governing each Credit Facility (which shall be consistent with the Commitment Letter (including the Term Sheets) and the Documentation Principles) shall have been duly executed and delivered by the Loan Parties, the Agent and the Lenders under such Credit Facility; and the Agent and the Lenders under such Credit Facility shall have received:

(a)     (i) all required collateral, pledge and security agreements and intercreditor agreements (or joinders thereto, as applicable), in each case, consistent with the Documentation Principles and (ii) satisfactory evidence that (x) all actions and documents (which shall be in proper form for filing, to the extent applicable) necessary or reasonably required by GSO or the Revolving Agent to establish that the Revolving Agent shall have a perfected first priority security interest (subject only to liens permitted under the Secured Loan Documents) in the Collateral under the Secured Revolving Credit Facility shall have, as applicable, been taken or executed and delivered, in each case, to the extent such Collateral (including the creation or perfection of any security interest) is required by the Commitment Letter and/or the Secured Loan Documents to be provided on the Secured Revolving Credit Facility Closing Date (it being understood that mortgages and control agreements shall not be required to be provided on the Secured Revolving Credit Facility Closing Date, but shall be delivered post-closing in a manner to be agreed, and no less favorable to the Borrower than in connection with the Secured Notes Indenture and subject to the time frames set forth in the paragraph below) and (y) the Revolving Agent, on behalf of the Revolving Lenders under the Secured Revolving Credit Facility, shall have a valid and perfected, with the priority required by the Secured Loan Documents, lien and security interest in the Collateral;

Subject to the preceding paragraph, (i) required control agreements shall be delivered within 90 days after the Secured Revolving Credit Facility Closing Date (or such later date as may be agreed by the Revolving Agent in its reasonable discretion) and (ii) required mortgages shall be delivered within: (a) 180 days after the Secured Revolving Credit Facility Closing Date with respect to real property constituting at least 60% of the aggregate book value of all real property owned by the Borrower and Guarantors that is required to be pledged as Collateral, (b) 210 days after the Secured Revolving Credit Facility Closing Date with respect to real property constituting at least 75% of the aggregate book value of all real property owned by the Borrower and Guarantors that is required to be pledged as Collateral and (c) 270 days after the Secured Revolving Credit Facility Closing Date with respect to real property constituting 100% of the aggregate book value of all real property owned by the Borrower and Guarantors that is required to be pledged as Collateral, or, in each case, such later date as may be agreed by the Revolving Agent in its reasonable discretion.

(b)     customary opinions of counsel to the Borrower and the Guarantors, which shall be consistent in all material respects to the applicable opinions provided in connection with the [Secured Notes Indenture], which shall cover, among other things, (i) existence and good standing, authority, legality, binding effect and enforceability of the Credit Facilities Documentation of the applicable Credit Facility and (ii) with respect to the Secured Revolving Credit Facility only, the creation, validity and perfection of the security interests and liens granted thereunder on the Collateral;

(c)     the following, in each case, consistent in all material respects to what was provided in connection with the Secured Notes Indenture: (i) customary corporate resolutions evidencing authorization of the Loan Parties to enter into and perform their obligations under the relevant Credit Facility, (ii) customary officer’s, secretary’s and incumbency certificates, (iii) constitutional documents and good standing certificates in the respective jurisdiction of organization of the Loan Parties, (iv) customary notices of borrowing, (v) satisfactory results of lien searches in respect of the Loan Parties, and (vi) customary insurance deliverables; and

(d)     a certificate (substantially in the form of Annex I to this Exhibit D) from the chief financial officer (or other officer with reasonably equivalent duties reasonably satisfactory to GSO or the Agents) of Holdings certifying that Holdings and its subsidiaries, on a consolidated basis and after giving effect to the incurrence of indebtedness pursuant to the applicable Credit Facility and the other Transactions consummated concurrently with incurrence thereof, are and shall be solvent.

2.     With respect to the obligation to purchase the Additional 10.5% Notes, the Note Purchase Agreement in the form attached to the Commitment Letter as Exhibit F shall have been duly executed and delivered by the Borrower and Wilmington Trust, National Association, as trustee, and each of the conditions precedent set forth therein shall have been satisfied.

3.     Concurrently with the effectiveness of the Unsecured Term Loan Agreement, the Support Agreement shall be in full force and effect, and shall not have been waived, amended or otherwise modified except in accordance with the terms thereof.

4.     Concurrently with the funding of the Initial Term Loans, the 8% Notes Exchange shall have been consummated.

5.     Substantially concurrently with the funding of the Initial Term Loans, the 7% Notes Refinancing shall have been consummated.

6.     Concurrently with (a) the effectiveness of the Unsecured Term Loan Agreement, the Secured Loan Agreement and the Note Purchase Agreement and (b) the funding of the Initial Term Loans and the Initial Revolving Loans, there shall not have been promulgated, enacted, entered, filed, enforced or deemed applicable to the Transactions a statute, rule, regulation, judgment, order, stay, decree or injunction, by any court or governmental regulatory or administrative agency or authority, tribunal, domestic or foreign, that would prohibit or prevent consummation of the Transactions.

7.     So long as requested at least ten days prior to the applicable Closing Date, the Agent under each Credit Facility shall have received, at least three business days prior to the applicable Closing Date, all documentation and other information with respect to Loan Parties that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

8.     Concurrently with the funding of the Initial Term Loans and the Initial Revolving Loans, there shall be no Default or Event of Default (as such terms are defined in each applicable Credit Facility) existing or continuing under the applicable Credit Facility being funded and (ii) the Specified Representations shall be true and correct in all material respects (or, if qualified by materiality, in all respects).

Annex I to EXHIBIT D

FORM OF SOLVENCY CERTIFICATE

[•], ______________

This Solvency Certificate is being executed and delivered pursuant to Section [•] of that certain [•] 1 (the “Credit Agreement”); the terms defined therein being used herein as therein defined.

I, [•], the [chief financial officer/equivalent officer] of Holdings, solely in such capacity and not in an individual capacity, do hereby certify on behalf of Holdings that as of the date hereof and based upon facts and circumstances as they exist as of the date hereof, after giving effect to the consummation of the transactions contemplated by the Credit Agreement and the [_] 2:

1.     The present fair saleable value of the properties and assets of Holdings and its subsidiaries, on a consolidated basis, is not less than the total amount that would be required to pay the probable liability of Holdings and its subsidiaries, on a consolidated basis, on their total debts and liabilities (including contingent liabilities) as they become absolute and matured.

2.      Holdings and its subsidiaries, on a consolidated basis, are able to realize upon their properties and assets and generally pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business.

3.      Holdings and its subsidiaries, on a consolidated basis, do not intend to and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature.

4.      Holdings and its subsidiaries, on a consolidated basis, are not engaged in any business or transaction, and do not propose to engage in any business or transaction, for which their properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which they are engaged.

5.     For purposes of this Certificate, the amount of any contingent liability has been computed in accordance with GAAP.

6.     In reaching the conclusions set forth in this Certificate, I have made such investigations and inquiries as I have deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Holdings and its subsidiaries after consummation of the transactions contemplated by the Credit Agreement and the [_]3.

1           Describe credit agreement governing the applicable Credit Facility.

2           To specify relevant documentation from exchange.

3           To specify relevant documentation from exchange.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

By:
Name: [•]
Title: [•]

EXHIBIT E

EXPENSE REIMBURSEMENT PROVISIONS

Capitalized terms used but not defined in this Exhibit E shall have the respective meanings set forth in the letter agreement to which this Exhibit E is attached and in the other Exhibits attached thereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit E shall be determined by reference to the context in which it is used.

GSO shall pay all of GSO’s costs and expenses (including, without limitation, all out-of-pocket costs and expenses arising in connection with the syndication of the Credit Facilities and any due diligence investigation performed by GSO, and the reasonable fees and expenses of counsel to GSO) arising in connection with the negotiation, preparation, execution, delivery and enforcement of the Commitment Letter and the Credit Facilities Documentation.

The Borrower shall pay, or cause to be paid, (a) all reasonable costs and expenses incurred by the administrative agent and collateral agent, as applicable, in connection with the administration and enforcement of the Credit Facilities Documentation and (b) all reasonable costs and expenses incurred by the Lenders (including the reasonable fees and expenses of one counsel to GSO) in connection with the enforcement of the Credit Facilities Documentation, in each case, on terms consistent with the expense reimbursement provisions set forth in the H2 Credit Agreement; provided, however, that the Borrower shall not at any time be required to pay, or cause to be paid, costs and expenses with respect to any regulatory inquiry, third party claim or any claim, dispute or liability arising in connection with, or in any way relating to, the Debt Restructuring Transactions or the making of the Initial Term Loans, Initial Revolving Loans, or, in each case, the use of proceeds thereof.

EXHIBIT F

FORM OF NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT

by and among

K. HOVNANIAN ENTERPRISES, INC.,

as Issuer

HOVNANIAN ENTERPRISES, INC.,

as Parent Guarantor,

THE OTHER GUARANTORS PARTY HERETO

and

THE PURCHASERS PARTY HERETO

[   ]

TABLE OF CONTENTS

ARTICLE I DEFINED TERMS		2
1.01	Defined Terms	2
1.02	Terms Generally	5
1.03	Times of Day	5

ARTICLE II SALE AND PURCHASE OF THE ADDITIONAL 10.5% NOTES		5
2.01	Authorization, Purchase and Sale of the Additional 10.5% Notes	5

ARTICLE III TERMS OF THE 10.5% NOTES		6
3.01	Indenture	6

ARTICLE IV CLOSING; CONDITIONS		6
4.01	Closing	6
4.02	Closing Conditions	6

ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND HOVNANIAN		7
5.01	Good Standing of the Issuer, Hovnanian and its Subsidiaries	7
5.02	Capital Stock	8
5.03	Indenture	8
5.04	The Additional 10.5% Notes and the Additional Guarantees	8
5.05	Collateral Documents	9
5.06	Absence of Further Requirements	9
5.07	Absence of Defaults and Conflicts Resulting from the Transactions	9
5.08	Authorization of this Agreement	9
5.09	Environmental Laws and ERISA	10
5.10	Financial Statements	10
5.11	Investment Company Act	10
5.12	Regulations T,U,X	10
5.13	Sanctions	10
5.14	Class of Securities Not Listed	10
5.15	No Registration	11
5.16	No General Solicitation; No Directed Selling Efforts	11
5.17	Accounting Controls	11

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS		11
6.01	Nature of Purchase	11
6.02	No Registration	12
6.03	Power and Authority	12
6.04	Authorization	12
6.05	No Conflicts	12
6.06	Governmental Consents	12
6.07	Information	13
6.08	Investment Experience	13
6.09	Source of Funds	13

i

ARTICLE VII COVENANTS		14
7.01	Mortgage Amendments	14

ARTICLE VIII EXPENSES		14
8.01	Expenses	14

ARTICLE IX MISCELLANEOUS		14
9.01	Amendments, Consents and Waivers	14
9.02	Notices	14
9.03	Binding Effect; Counterparts	15
9.04	Successors and Assigns	15
9.05	Applicable Law	16
9.06	Entire Agreement	16
9.07	Severability	16
9.08	Headings	17
9.09	Several Obligations of the Purchasers	17
9.10	No Personal Liability	17

Schedules

Schedule I – Schedule of Guarantors

Schedule II – Schedule of Purchasers

Schedule III – Closing Date Collateral Documents

Exhibits

Exhibit A – Indenture, dated as of July 27, 2017, and any supplemental indenture thereto as of the Closing Date

Exhibit B – Form of Supplemental Indenture

Exhibit C – Form of Confirmation and Acknowledgment (Amended and Restated Intercreditor Agreement and Second Amended and Restated Mortgage Tax Collateral Agency Agreement)

Exhibit D – Form of Confirmation and Acknowledgment (Collateral Agency Agreement)

ii

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of [ ], by and among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc., a Delaware Corporation (“Hovnanian” or the “Parent Guarantor”), the other guarantors listed on Schedule I hereto (each a “Subsidiary Guarantor” and, together with the Parent Guarantor, the “Guarantors”), and each of the other persons listed on the signature pages attached hereto (each a “Purchaser” and together, the “Purchasers”).

Reference is made to that certain Indenture, dated as of July 27, 2017 (as amended and supplemented to the date hereof, the “Existing 10.5% Notes Indenture”), among the Issuer, Hovnanian, as guarantor, the other guarantors party thereto, and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), under which the 10.000% Senior Secured Notes due 2022 and 10.500% Senior Secured Notes due 2024 (the “Existing 10.5% Notes”) were issued.

W I T N E S E T H

WHEREAS, the Issuer has previously issued and sold $400,000,000 aggregate principal amount of the Issuer’s Existing 10.5% Notes on July 27, 2017 pursuant to the Existing 10.5% Notes Indenture;

WHEREAS, pursuant to that certain Commitment Letter, dated as of December 28, 2017, by and among the Issuer, Hovnanian and GSO Capital Partners LP (“GSO”), on behalf of itself and certain funds managed, advised or sub-advised by it (the “Commitment Letter”), GSO on its behalf and on behalf of the Purchasers has agreed, among other things, to purchase, upon the terms and subject to the conditions set forth therein and herein, $25,000,000 aggregate principal amount of the Issuer’s 10.500% Senior Secured Notes due 2024 (the “Additional 10.5% Notes” and, together with the Existing 10.5% Notes, the “10.5% Notes”);

WHEREAS, the Issuer has duly authorized an additional issuance of the Additional 10.5% Notes;

WHEREAS, the Additional 10.5% Notes shall be “Additional Notes” as defined in and for all purposes under the Existing 10.5% Notes Indenture; and

WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this Agreement and the supplemental indenture to the Existing 10.5% Notes Indenture (the “Additional 10.5% Notes Supplemental Indenture”) in the form attached hereto as Exhibit B, in connection with sale and issuance of the Additional 10.5% Notes and the Additional Guarantees (as defined below) to the Purchasers.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINED TERMS

1.01     Defined Terms. For the purposes of this Agreement, the following terms have the meanings set forth below.

“10.5% Notes” shall have the meaning set forth in the preamble to this Agreement.

“Additional Collateral Documents” means (i) the Acknowledgment and Confirmation (Amended and Restated Intercreditor Agreement and Second Amended and Restated Mortgage Tax Collateral Agency Agreement), substantially in the form attached hereto as Exhibit C, (ii) Acknowledgment and Confirmation (Collateral Agency Agreement), substantially in the form attached hereto as Exhibit D and (iii) the Mortgage Amendments.

“Additional Guarantees” means the guarantees of the Additional 10.5% Notes provided by the Guarantors pursuant to the Indenture.

“Additional 10.5% Notes” shall have the meaning set forth in the preamble to this Agreement.

“Additional 10.5% Notes Supplemental Indenture” has the meaning set forth in the preamble to this Agreement.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Amended and Restated Intercreditor Agreement” shall mean the Amended and Restated Intercreditor Agreement, dated as of September 8, 2016, by and among Hovnanian, the Issuer, each other guarantor from time to time party thereto, Wilmington Trust, National Association, in its capacity as Senior Credit Agreement Administrative Agent (as defined therein), Wilmington Trust, National Association, in its capacity as Mortgage Tax Collateral Agent (as defined therein) and Wilmington Trust, National Association, in its capacity as the Junior Joint Collateral Agent (as defined therein), among others, together with the Joinder to the Amended and Restated Intercreditor Agreement, dated as of July 27, 2017, among the Issuer, Hovnanian, the subsidiary guarantors named therein, Wilmington Trust, National Association, as Trustee and Collateral Agent, Wilmington Trust, National Association, as Senior Credit Agreement Administrative Agent, Wilmington Trust, National Association, as Junior Joint Collateral Agent and Wilmington Trust, National Association, as Mortgage Tax Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Business Day” means any day that is not a Saturday, a Sunday, or a day on which banks are required or permitted to be closed in the City of New York.

“Closing” shall have the meaning set forth in Section 4.01.

“Closing Date” shall have the meaning set forth in Section 4.01.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.

“Collateral” shall have the meaning set forth in the Collateral Documents.

“Collateral Agent” shall have the meaning set forth in the preamble to this Agreement.

“Collateral Agency Agreement” means the Collateral Agency Agreement, dated as of July 27, 2017 among the Issuer, Hovnanian, Wilmington Trust, National Association, as Collateral Agent and Wilmington Trust, National Association as the Collateral Agent (as defined therein), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Documents” means, collectively, the Existing Collateral Documents and the Additional Collateral Documents.

“Commitment Letter” shall have the meaning set forth in the preamble to this Agreement.

“DTC” shall have the meaning set forth in Section 4.01(a).

“Enforceability Exceptions” shall have the meaning set forth in Section 5.03.

“Environmental Laws” shall have the meaning set forth in Section 5.09.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Existing Collateral Documents” means the documents set forth on Schedule IIIA and Schedule IIIB hereto.

“Existing 10.5% Notes” shall have the meaning set forth in the preamble to this Agreement.

“Existing 10.5% Notes Indenture” shall have the meaning set forth in the preamble to this Agreement.

“Existing Mortgages” shall mean the Mortgages with respect to which the Issuer is advised by its local counsel in the jurisdiction where such Mortgages are recorded that no further action is necessary to secure the Additional 10.5% Notes by the properties subject to such Mortgages.

“GAAP” means generally accepted accounting principles in the United States of America.

“Guarantees” means the guarantees provided by the Guarantors pursuant to the Indenture, including the Additional Guarantees.

“Guarantors” shall have the meaning set forth in the preamble to this Agreement.

“Historical Financial Statements” shall have the meaning set forth in Section 5.10.

“Indenture” shall mean the Existing 10.5% Notes Indenture, as amended and supplemented as of the date hereof and by the Additional 10.5% Notes Supplemental Indenture.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer” shall have the meaning set forth in the preamble to this Agreement.

“Lien” shall have the meaning set forth in Section 5.02.

“Material Adverse Effect” shall have the meaning set forth in Section 5.07.

“Mortgage Amendments” shall have the meaning set forth in Section 7.01.

“Mortgages” shall mean mortgages, deeds of trust and deeds securing the 10.5% Notes.

“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Permitted Liens” shall have the meaning given in the Indenture.

“Person” shall have the meaning set forth in Section 5.13.

“Public Filings” means Hovnanian’s annual report on Form 10-K for the most recently completed fiscal year, each subsequently filed quarterly report on Form 10-Q and current report on Form 8-K and all other documents filed by Hovnanian with the SEC since the beginning of the most recently completed fiscal year under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act on or prior to the Closing Date.

“Purchaser(s)” shall have the meaning set forth in the preamble to this Agreement.

“Purchase Price” shall have the meaning set forth in Section 2.01.

“QIBs” means a qualified institutional buyer as defined in rule 144A under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Sanctions” shall have the meaning set forth in Section 5.13.

“Sanctioned Country” shall have the meaning set forth in Section 5.13.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Mortgage Tax Collateral Agency Agreement” means the Second Amended and Restated Mortgage Tax Collateral Agency Agreement, dated as of July 27, 2017, among the Issuer, Hovnanian, each other guarantor from time to time party thereto, Wilmington Trust, National Association, in its capacity as the Senior Credit Agreement Administrative Agent (as defined therein), Wilmington Trust, National Association, in its capacity as the Mortgage Tax Collateral Agent (as defined therein), Wilmington Trust, National Association, as Collateral Agent and Wilmington Trust, National Association, in its capacity as the Junior Joint Collateral Agent (as defined therein), as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated as of July 27, 2017, by and among the Issuer, Hovnanian, the guarantors named therein, and Wilmington Trust, National Association, as collateral agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Transaction Documents” shall have the meaning set forth in Section 5.06.

“Trustee” shall have the meaning set forth in the preamble to this Agreement.

1.02     Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Articles, Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.

1.03     Times of Day. Unless otherwise specified, all references herein to times of day shall be references to United States Eastern time (daylight or standard, as applicable).

ARTICLE II

SALE AND PURCHASE OF THE ADDITIONAL 10.5% NOTES

2.01     Authorization, Purchase and Sale of the Additional 10.5% Notes. On the basis of the representations, warranties, covenants and agreements and subject to the terms and conditions set forth herein, the Issuer agrees to issue and sell to the Purchasers, and subject to the conditions set forth herein, each of the Purchasers agrees, severally and not jointly, to purchase from the Issuer, the aggregate principal amount of the Additional 10.5% Notes set forth opposite its name on Schedule II hereto at a purchase price (the “Purchase Price”), for each $1,000 principal amount of Additional 10.5% Notes, that would imply a yield to maturity equal to (a) the volume weighted average yield to maturity (calculated based on the yield to maturity during the thirty (30) calendar day period ending on one Business Day prior to the Closing Date, “VWAY”) for the 10.5% Notes, minus (b) 0.50% (the “Required Yield”). Illustrative calculation of the Purchase Price is attached as Schedule IV hereto. The obligations of the Purchasers to purchase and pay for the Additional 10.5% Notes hereunder are several and not joint and no Purchaser shall have any liability to any Person (as defined below) for the performance or non-performance by any other Purchaser in connection therewith; provided, however, that if any Purchaser defaults on its obligation to purchase the Additional 10.5% Notes that it has agreed to purchase hereunder, the Issuer shall have the right to terminate this Agreement without any liability on its or the Guarantors’ part or the part of the non-defaulting Purchasers. Nothing contained herein shall relieve a defaulting Purchaser of any liability it may have to the Issuer, the Guarantors or any non-defaulting Purchaser for damages caused by its default.

ARTICLE III

TERMS OF THE 10.5% NOTES

3.01     Indenture. The Additional 10.5% Notes shall be issued pursuant to, and be issued as Global Notes (as defined in the Indenture) and be in the form prescribed by, the Indenture.

ARTICLE IV

CLOSING; CONDITIONS

4.01     Closing. The closing of the purchase and sale of the Additional 10.5% Notes described in Section 2.01 (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 at 10:00 a.m. New York City time on January 15, 2019 (or such later date within 5 Business Days as mutually agreed by the parties working in good faith) (the time and date of such closing are called the “Closing Date”). At the Closing:

(a)     the Issuer shall deliver, or cause to be delivered, to the Purchasers one or more certificates in global form for the Additional 10.5% Notes, in each case, for the account of such Purchaser or its designated member at The Depository Trust Company (the “DTC”) in the principal amount (in minimum denominations of $2,000 and $1,000 principal amount in excess thereof) set forth opposite the name of such Purchaser on Schedule II against payment by each Purchaser identified on Schedule II by wire transfer of immediately available funds to an account designated by the Issuer in writing at least three Business Days prior to the Closing Date, the amount payable set forth opposite the name of such Purchaser on Schedule II; and

(b)     the Issuer shall deliver to the Purchasers the other instruments and documents required to be delivered to them pursuant to the provisions of Section 4.02.

4.02     Closing Conditions. The obligation of each Purchaser to purchase the Additional 10.5% Notes on the Closing Date is subject at the time of the making of such purchase solely to the satisfaction or waiver in accordance with Section 9.01 of the following conditions:

(a)     Representations and Warranties. The representations and warranties set forth in this Agreement (other than Section 5.09, Section 5.10 and Section 5.17) shall be true and correct in all material respects as of the Closing Date; provided that to the extent any such representations and warranties are qualified by “materiality,” “Material Adverse Effect” or similar language, such representations and warranties (after giving effect to any qualification therein) are true and correct in all respects as of the Closing Date.

(b)     Additional 10.5% Notes Supplemental Indenture. The Purchasers (or their counsel) shall have received duly executed copies of the Additional 10.5% Notes Supplemental Indenture.

(c)     Legal Opinions. The Purchasers shall have received on the Closing Date an opinion of (i) Simpson Thacher & Bartlett LLP, counsel for the Issuer and the Parent Guarantor, dated as of the Closing Date and consistent in all material respects with the opinion delivered to the initial purchasers in connection with the purchase of the Existing 10.5% Notes and (ii) Michael Discafani, Vice-President, Corporate Counsel and Secretary of the Issuer and the Parent Guarantor, dated as of the Closing Date and consistent in all material respects with the opinion delivered to the initial purchasers in connection with the purchase of the Existing 10.5% Notes.

(d)     Closing Certificates. The Purchasers shall have received a certificate of each of the Issuer and the Guarantors, dated the Closing Date and executed by their respective Secretary or Assistant Secretary, consistent in all material respects with the certificate delivered to the initial purchasers in connection with the purchase of the Existing 10.5% Notes.

(e)     Compliance Certificate. The Purchasers shall have received a certificate, signed by the chief executive officer, the president, any vice president or the chief financial officer of Hovnanian, dated the Closing Date, stating that the conditions specified in this Section 4.02 have been fulfilled.

(f)     Performance. The Issuer and each Guarantor have performed and complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Date, in each case in all material respects.

(g)     Collateral Documents. On the Closing Date, (i) the Existing Collateral Documents shall remain in full force and effect at such time and the Purchasers shall have received a copy of the Existing Collateral Document set forth on Schedule IIIA hereto, (ii) the Additional Collateral Documents other than the Mortgage Amendments shall have been executed by the parties thereto, and (iii) the Purchasers shall have received copies of the Existing Collateral Documents set forth on Schedule IIIB hereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ISSUER AND HOVNANIAN

The Issuer and Hovnanian, jointly and severally, represent and warrant to, and agree with each Purchaser that as of the Closing Date:

5.01     Good Standing of the Issuer, Hovnanian and its Subsidiaries. Each of the Issuer, Hovnanian and the Subsidiary Guarantors has been duly incorporated or formed, as the case may be, is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization.

5.02     Capital Stock. All outstanding shares of capital stock of the Issuer and Hovnanian have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights, except, for the avoidance of doubt, with respect to the Rights Plan of Hovnanian, as described in the Public Filings. All of the outstanding shares of capital stock of each of Hovnanian’s direct and indirect subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and such shares that are owned by Hovnanian are owned by Hovnanian, directly or indirectly through one or more subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature (each, a “Lien”) other than Liens securing obligations (A) as described in the Public Filings and (B) Permitted Liens.

5.03     Indenture. The Existing 10.5% Notes Indenture has been duly authorized, executed and delivered by the Issuer and each Guarantor, and the Additional 10.5% Notes Supplemental Indenture has been duly authorized by the Issuer and each Guarantor. When the Additional 10.5% Notes Supplemental Indenture has been duly executed and delivered by the Issuer and each Guarantor, and, assuming that the Indenture is a valid and binding obligation of the Trustee and the Collateral Agent, the Indenture will be, a valid and binding agreement of the Issuer and each Guarantor, enforceable against the Issuer and each Guarantor in accordance with its terms except as the enforceability thereof may be limited by the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing (the “Enforceability Exceptions”).

5.04     The Additional 10.5% Notes and the Additional Guarantees. The Additional 10.5% Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Issuer. When the Additional 10.5% Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Additional 10.5% Notes will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Issuer, enforceable in accordance with their terms except as the enforceability thereof may be limited by the Enforceability Exceptions. Each Additional Guarantee to be endorsed on the Additional 10.5% Notes by each Guarantor has been duly authorized by such Guarantor; when the Additional 10.5% Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Additional Guarantee of each Guarantor endorsed thereon will be entitled to the benefits of the Indenture and will be the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

5.05     Collateral Documents. Each of the Existing Collateral Documents (to the extent applicable) has been duly authorized, executed and delivered by the Issuer (if it is a party thereto) and the applicable Guarantors that are parties thereto; on the Closing Date, the Additional Collateral Documents to be entered into on the Closing Date will have been duly executed and delivered by the Issuer (if it is a party thereto) and each Guarantor that is a party thereto; and the Collateral Documents constitute or will constitute, as applicable, valid and binding obligations of the Issuer and Guarantors parties thereto, enforceable in accordance with their respective terms except as the enforceability thereof may be limited by the Enforceability Exceptions. The Collateral Documents, after giving effect to the Additional Collateral Documents, create valid and perfected security interests in or mortgage liens on the Collateral to which they relate, subject to no prior Liens other than Permitted Liens.

5.06     Absence of Further Requirements. The execution, delivery and performance of this Agreement, the Additional 10.5% Notes Supplemental Indenture, the Additional 10.5% Notes, the Additional Guarantees and the Additional Collateral Documents (collectively, the “Transaction Documents”) by the Issuer and each of the Guarantors, as applicable, will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency except for (i) such filings as may be required under the securities or Blue Sky laws of the various states and (ii) the recording of any Mortgage Amendments, and any other filing or recording as may be necessary to perfect the interest in the Collateral pursuant to the Collateral Documents.

5.07     Absence of Defaults and Conflicts Resulting from the Transactions. The execution, delivery and performance of the Transaction Documents by the Issuer and each of the Guarantors, as applicable, compliance by the Issuer and each of the Guarantors with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or constitute a breach of any of the terms or provisions of the charter, by-laws or other organizational documents of the Issuer or any Guarantor, (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Issuer or Hovnanian and its subsidiaries, taken as a whole, to which the Issuer or the Guarantors is a party or by which the Issuer or the Guarantors or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Issuer, Hovnanian or any of its subsidiaries or their respective property, or (iv) result in the imposition or creation of (or the obligation to create or impose) a Lien under, any agreement or instrument to which the Issuer, Hovnanian or any of its subsidiaries is a party or by which the Issuer, Hovnanian or any of its subsidiaries or their respective property is bound, other than as contemplated by the Transaction Documents, except in the case of clauses (ii), (iii) and (iv), for such conflicts, breaches, defaults, liens, charges, encumbrances, impositions, terminations, suspensions or revocations that would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of Hovnanian and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

5.08     Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer, Hovnanian and each other Guarantor and is the legal, valid and binding obligation of the Issuer, Hovnanian and each other Guarantor, enforceable against the Issuer, Hovnanian and each other Guarantor in accordance with the terms hereof except as the enforceability thereof may be limited by the Enforceability Exceptions.

5.09     Environmental Laws and ERISA. Except as disclosed in the Public Filings, neither the Issuer, Hovnanian nor any of its subsidiaries has (i) violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), and, to the knowledge of the Issuer and Hovnanian, there are no pending or threatened liabilities relating to Environmental Laws or (ii) violated any provisions of ERISA, except, in each case, for such violations or liabilities, as the case may be, which, singly or in the aggregate, would not have a Material Adverse Effect.

5.10     Financial Statements. The historical financial statements, together with related notes, included in Hovnanian’s annual reports on Form 10-K for the latest completed fiscal year prior to the Closing Date (collectively, the “Historical Financial Statements”), (1) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be disclosed therein) and (2) present fairly the consolidated financial position, results of operations and changes in financial position of Hovnanian and its subsidiaries, on the basis stated therein and at the respective dates or for the respective periods to which they apply.

5.11     Investment Company Act. Each of the Issuer and the Guarantors is not and, after giving effect to the sale of the Additional 10.5% Notes and the application of the net proceeds thereof, will not be, an “investment company,” as such term is defined in the Investment Company Act.

5.12     Regulations T,U,X. Neither the Issuer nor any Guarantor nor their respective subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance and sale of the Additional Notes to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

5.13     Sanctions. (i) Neither the Issuer or Hovnanian and its subsidiaries, nor any director or officer thereof, nor, to the Issuer’s or Hovnanian’s knowledge, any employee or agent of the Issuer or Hovnanian and its subsidiaries, is an individual or entity (“Person”) that is, or is 50% or more owned by one or more Persons that is: (A) the target of any sanctions administered or enforced by OFAC (“Sanctions”), or (B) located, organized or resident in Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and

(ii)     The Issuer will not, directly or indirectly, use the proceeds of the sale of the Additional 10.5% Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of funding or facilitating any activities or business of or with any Person in any Sanctioned Country.

5.14     Class of Securities Not Listed. When the Additional 10.5% Notes and the Additional Guarantees are issued and delivered pursuant to this Agreement, none of the Additional 10.5% Notes or the Additional Guarantees will be of the same class (within the meaning of Rule 144A) as any security of the Issuer or Hovnanian that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

5.15     No Registration. No registration under the Securities Act of the Additional 10.5% Notes or the Additional Guarantees is required for the sale of the Additional 10.5% Notes and the Additional Guarantees to the Purchasers in the manner contemplated by this Agreement, assuming the accuracy of the Purchasers’ representations and warranties and agreements set forth in Article VI hereof; and it is not necessary to qualify an indenture in respect of the 10.5% Notes under the Trust Indenture Act of 1939, as amended.

5.16     No General Solicitation; No Directed Selling Efforts. Neither the Issuer, nor any Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Additional 10.5% Notes or any security of the same class or series as the Additional 10.5% Notes, (ii) has offered or will offer or sell the Additional 10.5% Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S or (iii) has, directly or indirectly, solicited any offer to buy, sold, or offered to sell any security which is or would be integrated with the sale of the Additional 10.5% Notes in a manner that would require the Additional 10.5% Notes to be registered under the Securities Act.

5.17     Accounting Controls. The Issuer and Hovnanian and its subsidiaries (i) maintain systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and Hovnanian’s internal control over financial reporting is effective in all material respects to perform the functions for which it was established and Hovnanian is not aware of any material weaknesses in its internal control over financial reporting.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally for itself only and not with respect to any other Purchaser, hereby represents and warrants to the Issuer and each of the Guarantors that:

6.01     Nature of Purchase. It is acquiring the Additional 10.5% Notes for investment, solely for its own account (or for the account of those for whom or for which, as the case may be, it is acting as investment advisor, sub-advisor, manager or in a similar capacity) and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable securities laws. Such Purchaser will not resell, transfer, assign or distribute the Additional 10.5% Notes acquired by it, except in compliance with this Agreement, the registration requirements of the Securities Act, and applicable state securities laws or pursuant to an available exemption therefrom.

6.02     No Registration. Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Additional 10.5% Notes will not be registered under the Securities Act or any applicable state securities laws and may not be resold unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Such Purchaser further understands that the exemption from registration afforded by Rule 144 depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. Such Purchaser acknowledges that the Issuer is relying on the representations and warranties of such Purchaser in this Article VI and such Purchaser agrees to notify any subsequent purchaser of the Additional 10.5% Notes from it of the resale restrictions referred to herein, as applicable. Such Purchaser, also acknowledges that there is no established public market for the Additional 10.5% Notes and there can be no assurance that there will be any public market for the Additional 10.5% Notes in the foreseeable future. Each Purchaser acknowledges that the Additional 10.5% Notes shall bear legends upon issuance and as and when required by the Indenture.

6.03     Power and Authority. Such Purchaser has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.

6.04     Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part. This Agreement is the legally valid and binding obligation of it and enforceable against it in accordance with its terms, except as enforceability may be limited by the Enforceability Exceptions.

6.05     No Conflicts. The execution, delivery and performance of this Agreement by such Purchaser, compliance by such Purchaser with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or constitute a breach of any of the terms or provisions of the charter, by-laws or other organizational documents of such Purchaser, (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to such Purchaser, to which such Purchaser is a party or by which such Purchaser or its respective property is bound, or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Purchaser or its property, except in the case of clauses (ii) and (iii), for such conflicts, breaches or defaults that would not, singly or in the aggregate, have a material adverse effect on such Purchaser’s ability to perform its obligations under this Agreement.

6.06     Governmental Consents. The execution, delivery and performance by it of this Agreement do not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, assuming the accuracy of the representations of the Issuer and Hovnanian in Article V hereof and the Purchasers’ representations in Article VI hereof, other than any filings with the SEC required to be made by the Issuer and Hovnanian.

6.07     Information. Such Purchaser acknowledges that (a) it has conducted its own investigation of the Issuer, Hovnanian and its subsidiaries and the terms of the Additional 10.5% Notes and the Additional Guarantees, (b) it has had access to such financial and other information as it deems necessary to make its decision to purchase the Additional 10.5% Notes and the Additional Guarantees, (c) it has been offered the opportunity to ask questions of the Issuer, Hovnanian and its subsidiaries and received answers thereto, as it deemed necessary in connection with the decision to purchase the Additional 10.5% Notes and the Additional Guarantees and (d) it has not relied on the advice of, or any representations by, any third party in making such decision.

6.08     Investment Experience. Each Purchaser is an “Accredited Investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act) and a “Qualified Institutional Buyer” (as such term is defined in Rule 144A promulgated under the Securities Act). It is a sophisticated institutional investor and its knowledge and experience in financial and business matters is such that it, together with the assistance of professional and legal advisors of its choosing, is capable of evaluating the merits and risks of an investment in the Additional 10.5% Notes. Such Purchaser acknowledges that no representations, express or implied, are being made with respect to the Issuer and Hovnanian, the Additional 10.5% Notes or otherwise, other than those expressly set forth herein. In making its decision to purchase the Additional 10.5% Notes, such Purchaser has relied upon the information and representations referred to in the preceding sentence and independent investigations made by such Purchaser and, to the extent believed by such Purchaser to be appropriate, such Purchaser’s representatives, including such Purchaser’s own professional, tax and other advisors, but otherwise has not relied upon on any person or entity (including any of the Issuer and Hovnanian’s advisors) in its evaluation and decision with respect to the purchase of the Additional 10.5% Notes. Such Purchaser and its representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Issuer and Hovnanian and their respective representatives concerning the terms and conditions of the purchase of the Additional 10.5% Notes.

6.09     Source of Funds. The source of funds to be used by such Purchaser to pay the Purchase Price does not include assets of (i) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) any plan, individual retirement account or arrangement that constitutes a “plan” within the meaning of Section 4975(e)(1) of the Code subject to Section 4975 of the Code, (iii) any other entity the assets of which are deemed to be “plan assets” of employee benefit plans or plans for purposes of Department of Labor regulation Section 2510.3-101, as modified by Section 3(42) of ERISA or (iv) an arrangement subject to provisions under state, local, non-U.S. or other laws or regulations that are substantially similar to Section 406 of ERISA or Section 4975 of the Code which could cause such assets to constitute the assets of any US state, local or non-U.S. governmental plan.

ARTICLE VII
COVENANTS

7.01     Mortgage Amendments. If Issuer is advised by its local counsel in a jurisdiction where Mortgages are recorded that further action is necessary to secure the Additional 10.5% Notes, then the Issuer shall deliver to the Collateral Agent an amendment to any such Mortgage in accordance with the requirements under the Additional 10.5% Notes Supplemental Indenture (each, a “Mortgage Amendment” and, collectively, the “Mortgage Amendments”).

ARTICLE VIII

EXPENSES

8.01     Expenses. Each party hereto understands and agrees that it shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated by this Agreement, including the fees and expenses of its counsel and other representatives engaged by it in connection with the transactions contemplated hereby.

ARTICLE IX

MISCELLANEOUS

9.01     Amendments, Consents and Waivers. This Agreement and any provision hereof may not be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Issuer, the Guarantors and the Purchasers.

9.02     Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or electronic mail, as follows:

If to the Issuer and/or any Guarantor:

K. Hovnanian Enterprises, Inc.

c/o Hovnanian Enterprises, Inc.
110 West Front Street, P.O. Box 500
Red Bank, New Jersey 07701
Attention: Corporate Counsel
Fax.: 732-383-2945
Email: mdiscafani@khov.com

with copies to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Marisa Stavenas
Fax: 212-455-2505
Email: mstavenas@stblaw.com

If to Purchasers:

c/o GSO Capital Partners LP
345 Park Ave

New York, NY 10154
Attention: Ryan Mollett and Jacob Gladstone
Email: Ryan.Mollett@gsocap.com,

 Jacob.Gladstone@gsocap.com and

 GSOLegal@blackstone.com

with copies to (which shall not constitute notice):

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038
Attention: Kristopher M. Hansen, Jeffrey Lowenthal and Jonathan D. Canfield
Email: khansen@stroock.com

 jlowenthal@stroock.com

 jcanfield@stroock.com

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax or electronic mail or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.02 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.02; provided, that if any fax or electronic mail is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient.

9.03     Binding Effect; Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Issuer, the Guarantors and each of the Purchasers, and when each such person shall have received counterparts hereof (including delivery via facsimile or by electronic mail in .pdf, .tif, or similar format) which, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Agreement.

9.04     Successors and Assigns. All covenants, promises and agreements by or on behalf of the Issuer, Hovnanian or any Purchaser that are contained in this Agreement shall bind and inure to the benefit of their respective successors. Neither the Issuer, nor Hovnanian, nor any of the Purchasers shall assign or delegate any of their respective rights or duties hereunder without the prior written consent of the other party hereto, and any attempted assignment without such consent shall be null and void.

9.05     Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to such state’s choice of law provisions which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally (a) consents to submit to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States of America located in the Southern District of New York for any actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby or thereby in the Transaction Documents, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court, and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herby or thereby in the Transaction Documents in any such New York State court or in any such Federal court and (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN THE TRANSACTION DOCUMENTS. FURTHERMORE, EACH PARTY WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

9.06     Entire Agreement. This Agreement, the Commitment Letter and the other Transaction Documents constitute the entire contract between the parties relative to sale of the Additional 10.5% Notes to the Purchasers. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Transaction Documents. Nothing in this Agreement or in the other Transaction Documents, expressed or implied, is intended to confer upon any person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Transaction Documents.

9.07     Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

9.08     Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

9.09     Several Obligations of the Purchasers. Except as otherwise provided for in this Agreement, the obligations of the Purchasers hereunder are several and no Purchaser shall be responsible for the obligations of any other Purchaser hereunder.

9.10     No Personal Liability. Notwithstanding anything to the contrary contained herein, it is expressly understood and the Purchasers expressly agree that nothing contained herein or in any other document contemplated hereby (whether from a covenant, representation, warranty or other provision herein or therein) shall create, or be construed as creating, any personal liability of any stockholder, director, officer, member, partner, manager or employee of Hovnanian, the Issuer and their respective subsidiaries (excluding any such person which is a Guarantor or other express obligor on the Additional 10.5% Notes) in such person’s capacity as such, with respect to (a) any payment obligation of Hovnanian, the Issuer or any of their subsidiaries, (b) any obligation of Hovnanian, the Issuer or any of their respective subsidiaries to perform any covenant, undertaking, indemnification or agreement, either express or implied, contained herein, (c) any representation or warranty contained herein, (d) any other claim or liability to the Purchasers under or arising under this Agreement or in any other document contemplated hereby, or (e) any credit extended or loan made; provided that nothing herein shall be deemed to be a waiver of claims arising from fraud.

*   *   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

K. HOVNANIAN ENTERPRISES, Inc.

By:
Name:
Title:

HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

K. HOV IP, II, INC.

By:
Name:
Title:

On behalf of each other entity named in Schedule I hereto

By:
Name:
Title:

Note Purchase Agreement Signature Page

THE PURCHASERS[1]:

[GSO CAPITAL PARTNERS LP]

By:
Name:
Title:

[Purchaser]

By:
Name:
Title:

[Purchaser]

By:
Name:
Title:

1 To be updated

Note Purchase Agreement Signature Page

SCHEDULE I

Schedule of Guarantors

[To be included at the Closing Date]

SCHEDULE II

Schedule of Purchasers

Purchaser	Principal Amount of Notes		Total Purchase Price
	$		$

	$		$

	$		$

Total		$25,000,000	$

SCHEDULE IIIA

Existing Collateral Documents

1. Second Amended and Restated Mortgage Tax Collateral Agency Agreement, including any joinders thereto on or prior to the date of this Agreement

2. Amended and Restated Intercreditor Agreement, including any joinders thereto on or prior to the date of this Agreement

3. Security Agreement, including any joinders thereto

4. Pledge Agreement, dated as of July 27, 2017, by and among the Issuer, Hovnanian, the guarantors named therein, and Wilmington Trust, National Association, as collateral agent, including any joinders thereto

5. Collateral Agency Agreement

6. Trademark Security Agreement, dated as of July 27, 2017, by and between K. HOV IP, II, Inc. and Wilmington Trust, National Association, as collateral agent and any additional intellectual property security agreements executed prior to the date of this Agreement

7. Control agreements in respect of Deposit Accounts (as defined in the Security Agreement) and Securities Accounts (as defined in the Security Agreement) except with respect to Excluded Accounts (as defined in the Security Agreement)

i

SCHEDULE IIIB

Existing Collateral Documents

1. Recorded UCC financing statements

2. Existing Mortgages

3. Confirmation of receipt of certificated securities by the applicable first lien collateral agent as of the date of this Agreement

i

SCHEDULE IV

Purchase Price Calculation

(For Illustrative Purposes Only)

Coupon	10.50%
Maturity	7/15/2024
Settlement Date	1/15/2019
Assumed VWAY[2]	8.00%
Less 50 bps	0.50%
Required Yield	7.50%
Price to attain Required Yield	113.320
Price per $1,000 principal amount of Additional 10.5% Notes	$1,133.20

2 Based on an assumed VWAY of 8.00% (for illustrative purposes only), the Required Yield (as defined in the Agreement) was 7.50%.

ii

EXHIBIT A

Indenture

See Exhibit 4(f) to Hovnanian’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017.

i

EXHIBIT B

Form of Additional 10.5% Notes Supplemental Indenture

ii

[●] SUPPLEMENTAL INDENTURE

dated as of January 15, 2019

among

K. HOVNANIAN ENTERPRISES, INC.

HOVNANIAN ENTERPRISES, INC.

The Other Guarantors Party Hereto

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

____________________________

10.500% Senior Secured Notes due 2024

THIS [●] SUPPLEMENTAL INDENTURE (this “[●] Supplemental Indenture”), entered into as of January 15, 2019 (the “Additional Securities Issue Date”), among K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc. (the “Company”), each of the other guarantors listed on Schedule I hereto (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”) and Wilmington Trust, National Association, a national banking association, as Trustee (the “Trustee”) and as Collateral Agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Issuer, the Company, the subsidiary guarantors party thereto, the Trustee and the Collateral Agent entered into an indenture, dated as of July 27, 2017 (as amended and supplemented to the date hereof, the “Indenture”), providing for the issuance of the Issuer’s 10.500% Senior Secured Notes due 2024 (the “Notes”), initially in the aggregate principal amount of $400,000,000;

WHEREAS, the issuance and sale of Additional Notes in the aggregate principal amount of $25,000,000 (the “Additional Securities”) and the execution and delivery of this [●] Supplemental Indenture have been authorized by resolutions adopted by the Board of Directors of the Issuer and all things necessary to make this [●] Supplemental Indenture a valid agreement of the Issuer, in accordance with its terms, have been done, and the Issuer has done all things necessary to make the Additional Securities, when duly issued and executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer as hereinafter provided;

WHEREAS, the guarantees of the Additional Securities and the execution and delivery of this [●] Supplemental Indenture by the Company and the Subsidiary Guarantors have been duly authorized by the Boards of Directors of the Company and such Subsidiary Guarantors (or the ultimate managing member or sole member of such Subsidiary Guarantors, as applicable) and all things necessary to make this [●] Supplemental Indenture a valid agreement of each Guarantor, in accordance with its terms, have been done, and each Guarantor has done all things necessary to make the Guarantees of the Additional Securities when duly issued and executed by each Guarantor and when the Additional Securities have been authenticated and delivered by the Trustee, the valid obligation of such Guarantor as hereinafter provided;

WHEREAS, Sections 2.2 and 9.1 of the Indenture provide that the Issuer, the Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent are authorized to execute and deliver this [●] Supplemental Indenture to provide for the issuance of the Additional Securities without notice to or the consent of any Holder;

WHEREAS, the Issuer and the Company have complied with all conditions precedent provided for in the Indenture relating to this [●] Supplemental Indenture;

WHEREAS, the Additional Securities and the Notes shall vote together and shall be treated as a single class for all purposes under the Indenture (as supplemented by this [●] Supplemental Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase); and

WHEREAS, the Issuer and the Company have requested that the Trustee and the Collateral Agent execute and deliver this [●] Supplemental Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the holders of the Additional Securities as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The following terms relating to the Additional Securities are hereby established:

(a)     The aggregate principal amount of the Additional Securities that may be authenticated and delivered under this [●] Supplemental Indenture shall be $25,000,000.

(b)     The issue price of the Additional Securities shall be [●]%3 of the aggregate principal amount of the Additional Securities and the issuance date of the Additional Securities shall be the Issue Date. The date from which interest shall accrue on the Additional Securities shall be January 15, 2019.

(c)     The Additional Securities shall have the other terms set forth in the form of global note attached hereto as Exhibit A and shall be issued as one or more Global Notes.

(d)     The Additional Securities shall be considered Additional Notes issued pursuant to Section 2.2 of the Indenture.

Section 3. The Additional Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Additional Securities shall be executed on behalf of each of the Issuer, the Company and the Subsidiary Guarantors and authenticated by the Trustee pursuant to Section 2.2 of the Indenture.

Section 4. The Issuer and each Guarantor shall take all appropriate steps to cause the Liens on the Collateral to be perfected Pari Passu Liens (subject to Permitted Liens) with respect to the Additional Securities, pursuant to, and to the extent required by, the Security Documents and the Indenture as supplemented by this [●] Supplemental Indenture. [Without limiting the generality of the foregoing, within 145 days following the Additional Securities Issue Date, the Issuer and each Guarantor shall execute and deliver to the Trustee, and cause to be recorded, one or more mortgage amendments or modifications in any jurisdiction where local counsel in such jurisdiction advises that without recording amendments or modification in the real property records, the Additional Securities will not be secured by the existing mortgage(s) recorded in such jurisdiction. Neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest.

3 To be determined in accordance with the Note Purchase Agreement

Section 5. This [●] Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. This [●] Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 7. This [●] Supplemental Indenture is an amendment supplemental to the Indenture (as amended and supplemented to the date hereof) and the Indenture and this [●] Supplemental Indenture will henceforth be read together.

Section 8. Except as expressly provided herein, all of the terms, provisions and conditions of the Indenture and the Notes shall remain in full force and effect.

Section 9. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this [●] Supplemental Indenture or for or in respect of the Recitals contained herein, all of which are made solely by the Issuer, the Company and each of the Subsidiary Guarantors.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this [●] Supplemental Indenture to be duly executed as of the date first above written.

K. HOVNANIAN ENTERPRISES, INC., as Issuer

By:
Name:
Title:

HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

On behalf of each of the entities listed on Schedule I hereto

By:
Name:
Title:

[Signature page to [●] Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature page to [●] Supplemental Indenture]

SCHEDULE I

Subsidiary Guarantors

[To be provided at Closing Date]

S-1

EXHIBIT A

[FACE OF NOTE]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED. TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1)     REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN “IAI”),

(2)     AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED NOTES, NOT TO OFFER, SELL, OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), ONLY (A) TO THE ISSUER, THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER AND THE TRUSTEE) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION (THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE); AND

(3)     AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

K. HOVNANIAN ENTERPRISES, INC.

10.500% Senior Secured Notes Due 2024

CUSIP No.: 442488CE0

No. 144A-2	$25,000,000, or such other amount as is provided in the schedule of exchanges of interests in global notes attached hereto

K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000), or such other amount as is provided in the schedule of exchanges of interests in global notes attached hereto, on July 15, 2024.

Interest Rate:  10.500% per annum.

Interest Payment Dates: January 15 and July 15, commencing July 15, 2019.

Record Dates: January 1 and July 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dated: [●]

K. HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 10.500% Senior Secured Notes Due 2024 described in the Indenture referred to in this Note.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

K. HOVNANIAN ENTERPRISES, INC.

10.500% Senior Secured Notes Due 2024

Capitalized terms used herein are used as defined in the Indenture referred to below unless otherwise indicated. References to “Notes” or “Note” herein refer to only the 10.500% Senior Secured Notes due 2024.

1.	Principal and Interest.

K. Hovnanian Enterprises, Inc. (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), a California corporation, promises to pay the principal of this Note on July 15, 2024.

The Issuer promises to pay interest on the principal amount of this Note (which represents Additional Notes) on each Interest Payment Date, as set forth on the face of this Note, at the rate of 10.500% per annum.

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing July 15, 2019.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next Interest Payment Date, from such Interest Payment Date) or, if no interest has been paid, from January 15, 2019. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Paying Agent and Registrar.

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

3.	Indenture; Liens; Guarantees.

This is one of the 10.500% Senior Secured Notes due 2024 issued under an Indenture dated as of July 27, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and only those expressly made part of the Indenture by reference to the Trust Indenture Act, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

i

The Notes are general obligations of the Issuer, secured by Liens on the Collateral as described in the Indenture and the Security Documents. The Indenture limits the original aggregate principal amount of the Notes issued thereunder to $400,000,000 but Additional Notes of the same series may be issued pursuant to the Indenture (subject to the conditions stated therein), and the originally issued Notes and all such Additional Notes vote together for all purposes as a single class. This Note is guaranteed by the Guarantors as set forth in the Indenture and the Guarantee endorsed hereon.

Reference is hereby made to the Indenture for a statement of the respective rights, duties and obligations thereunder of the Issuer, the Guarantors, the Trustee, the Collateral Agent and the Holders.

4.	Optional Redemption; Redemption with Proceeds of Equity Offering.

(a)     The Issuer may, at its option, redeem the Notes, in whole, at any time, or in part, from time to time, prior to July 15, 2020, at a redemption price equal to the sum of:

(i)     100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, if any (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date); plus

(ii)     the Make-Whole Amount.

The term “Make-Whole Amount” shall mean, in connection with any optional redemption of any Note, the excess, if any, of:

(i) the present value at such redemption date of (i) the redemption price of the Note at July 15, 2020 (such redemption price being set forth in the table appearing in 4(b) below) plus (ii) all required interest payments due on the Note through July 15, 2020 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(ii) the principal amount of the Note being redeemed.

In no case shall the Trustee be responsible for calculating or determining the Make-Whole Amount.

“Treasury Rate” means, in connection with the calculation of any Make-Whole Amount with respect to any Note, as calculated by the Company, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data), most nearly equal to the period from the redemption date to July 15, 2020; provided, however, that if the period from the redemption date to July 15, 2020 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to July 15, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

(b)     At any time and from time to time on or after July 15, 2020, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of the principal amount set forth below for the period during which the redemption date falls plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date).

Period Commencing	Percentage
July 15, 2020	100.525%
July 15, 2021	102.625%
July 15, 2022 and thereafter	100.000%

(c)     At any time and from time to time prior to July 15, 2020, the Issuer may redeem Notes with the net cash proceeds received by the Issuer from any Equity Offering at a redemption price equal to 110.500% of the principal amount plus accrued and unpaid interest to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant Interest Payment Date), in an aggregate principal amount for all such redemptions not to exceed 35% of the original aggregate principal amount of the Notes (including Additional Notes of the same series), provided that:

(i)     in each case the redemption takes place not later than 60 days after the closing of the related Equity Offering, and

(ii)     not less than 65% of the original aggregate principal amount of the Notes (including Additional Notes of the same series) remains outstanding immediately thereafter.

(d)     If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not validly withdraw such Notes in a Change of Control Offer in connection with a Change of Control and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as permitted by Section 4.12 of the Indenture, purchases of all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee), given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 4.12 of the Indenture, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the date of redemption.

If fewer than all of the Notes are being redeemed, the Notes to be redeemed shall be selected by the Trustee by lot, pro rata or such other method as the Trustee deems fair and appropriate in consultation with the Issuer, subject to applicable DTC procedures and compliance with the rules of any securities exchange on which the Notes may be listed.

Notes shall be redeemed in denominations of $2,000 principal amount or any multiple of $1,000 in excess thereof. Notices of any redemption may be given prior to the completion thereof, and may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related Equity Offering. If a redemption is subject to one or more conditions precedent, such notice shall describe each condition precedent.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption. Any notice of redemption will be given in accordance with Article III of the Indenture.

5.	Repurchase Provisions.

If a Change of Control occurs, each Holder shall have the right, at such Holder’s option, to require the Issuer to purchase all or any part (equal to $2,000 principal amount or any multiple of $1,000 in excess thereof) of such Holder’s Notes on a date that is no later than 90 days after notice of the Change of Control, at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase as provided in, and subject to the terms of, the Indenture.

6.	Mandatory Redemption.

There is no sinking fund for, or mandatory redemption of, the Notes.

7.	Discharge and Defeasance.

If the Issuer deposits with the Trustee money in U.S. dollars and/or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, interest and accrued interest on the Notes to redemption or maturity, as the case may be, the Issuer, the Company and the Guarantors may in certain circumstances be discharged from the Indenture, the Notes, the Guarantees and the Security Documents or may be discharged from certain of their obligations under certain provisions of the Indenture. In such circumstances, the Liens securing the Notes and the Guarantees will also be released.

8.	Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form only without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of, or exchange any Note or certain portions of a Note.

9.	Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

10.	Defaults and Remedies.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. If a bankruptcy or insolvency default with respect to the Issuer or the Company occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require reasonable indemnity or security satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies; provided, that for purposes of directing the Collateral Agent with respect to the Collateral under Section 5.4(b) of the Indenture, Holders of a majority in aggregate principal amount of the Notes and the Issuer’s 10.000% Senior Secured Notes due 2022 then outstanding shall vote, act and be treated together as a single series for purposes of Section 5.4(b) of the Indenture and the determination of such majority.

11.	Amendment, Supplement and Waiver.

Subject to certain exceptions, the Indenture, the Notes, the Guarantees and the Security Documents may be amended or supplemented, or future compliance therewith may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company, the Issuer, the Guarantors, the Trustee, the Collateral Agent, the Joint Collateral Agent and the Mortgage Tax Collateral Agent, as applicable, may amend or supplement the Indenture, the Notes, the Guarantees or the Security Documents to, among other things, cure any ambiguity, defect or inconsistency or if such amendment or supplement does not adversely affect the legal rights of any Holder. Without the consent of the Holders of at least 66⅔% in principal amount of the Notes, the Company, the Issuer, the Guarantors, the Trustee, the Collateral Agent, the Joint Collateral Agent and the Mortgage Tax Collateral Agent may not effect a release of all or substantially all of the Collateral other than pursuant to the terms of the Security Documents or as otherwise permitted under the Indenture.

12.	Trustee Dealings With Issuer.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its affiliates, with the same rights as if it were not Trustee; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

v

13.	No Recourse Against Others.

An incorporator, and any past, present or future director, officer, partner, employee or stockholder, as such, of the Issuer, the Company or the Guarantors shall not have any liability for any obligations of the Issuer, the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

14.	Governing Law.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

15.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

16.	Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) manually signs the certificate of authentication on the other side of this Note.

17.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Issuer will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Social Security or Taxpayer Identification No.

Please print or typewrite name and address, including zip code, of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing agent to transfer this Note on the books of the Issuer with full power of substitution in the premises.

Dated:________________________________	Signed:______________________________
(sign exactly as name appears on the other side of this Note)
Signature Guarantee[4]:__________________________________________________________

4 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date (as defined in this Note), the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising in connection with the transfer and further as follows:

Check One

□       (1) This Note is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended, and certification in the form of Exhibit F to the Indenture is being furnished herewith.

□       (2) This Note is being transferred to a non-“U.S. Person,” as defined in Rule 902 of Regulation S under the Securities Act in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit E to the Indenture is being furnished herewith.

or

□       (3) This Note is being transferred other than in accordance with (1) or (2) above and documents are being furnished herewith which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Dated:____________________

Transferor

Signed:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee5: ________________________________

By:_____________________________

(To be executed by an executive officer)

5 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.12 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.12 of the Indenture, state the amount (in original principal amount) below:

$_____________________.

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee6: _____________________________

6 Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Note Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTES

The following exchanges of a part of this Global Note for Certificated Notes or an interest in another Global Note, or exchanges of a part of another Global Note or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee

x

[FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

GUARANTEE

The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Issuer’s 10.500% Senior Secured Notes due 2024 (the “Notes”), whether at maturity or on an Interest Payment Date, by acceleration or otherwise, on the Notes, to the extent lawful, and of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article VI of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. This Guarantee is secured by Liens on the Collateral as described in the Indenture and the Security Documents.

No past, present or future stockholder, officer, director, employee, partner or incorporator, as such, of any of the Guarantors shall have any liability under the Guarantee evidenced hereby by reason of such person’s status as stockholder, officer, director, employee, partner or incorporator. Each Holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantee.

Each Holder of a Note by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

The Guarantee evidenced hereby shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

[List of guarantors to be provided at Closing Date]

By:
Name:
Title: Authorized Officer

This Guarantee relates to K. Hovnanian Enterprises, Inc.’s 10.500% Senior Secured Notes due 2024– CUSIP No.: 442488CE0

EXHIBIT C

Form of Confirmation and Acknowledgment

(Amended and Restated the Intercreditor Agreement and Second Amended and Restated Mortgage Tax Collateral Agency Agreement)

CONFIRMATION AND ACKNOWLEDGEMENT

(Amended and Restated Intercreditor Agreement and Second Amended and Restated Mortgage Tax Collateral Agency Agreement)

Reference is made to (a) the Amended and Restated Intercreditor Agreement, dated as of September 8, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among Hovnanian Enterprises, Inc. (the “Company”), K. Hovnanian Enterprises, Inc. (the “Issuer”), each other Grantor from time to time party thereto, Wilmington Trust, National Association, in its capacity as the Senior Credit Agreement Administrative Agent under the Senior Credit Agreement Documents, Wilmington Trust, National Association, in its capacity as the Mortgage Tax Collateral Agent, and Wilmington Trust, National Association, in its capacity as the Junior Joint Collateral Agent, among others, (b) the Second Amended and Restated Mortgage Tax Collateral Agency Agreement, dated as of July 27, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Mortgage Tax Collateral Agency Agreement”), among the Company, each other Grantor from time to time party thereto, Wilmington Trust, National Association, in its capacity as the Senior Credit Agreement Administrative Agent under the Senior Credit Agreement Documents, Wilmington Trust, National Association, in its capacity as the Mortgage Tax Collateral Agent, and Wilmington Trust, National Association, in its capacity as the Junior Joint Collateral Agent, and (c) the Indenture, dated as of July 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Issuer, each other Guarantor (as defined therein) from time to time party thereto, and Wilmington Trust, National Association, in its capacity, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), pursuant to which the Company issued, and may from time to time issue, (a) 10.000% Senior Secured Notes due 2022 (the “10.000% Notes”) and (b) 10.500% Senior Secured Notes due 2024 (the “10.500% Notes” and together with the 10.000% Notes, the “Senior Secured Notes”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Intercreditor Agreement and the Mortgage Tax Collateral Agency Agreement, as applicable.

This Confirmation and Acknowledgement, dated as of January 15, 2019 (this “Confirmation”), is being delivered in connection with the execution and delivery of that certain Supplemental Indenture dated as of the date hereof, among the Company, the Issuer, each other Guarantor (as defined therein) party thereto, the Trustee and the Collateral Agent, pursuant to which the Issuer is issuing additional 10.500% Senior Secured Notes due 2024 (the “Additional 10.500% Notes”). The parties hereto hereby acknowledge that any Senior Secured Notes (including without limitation, the Additional 10.500% Notes) issued on the date hereof or issued after the date hereof shall constitute Secured Notes and Junior Claims, and the holders of such Secured Notes and Junior Claims constitute Noteholders and Junior Creditors, in each case for all purposes under the Intercreditor Agreement (subject to the terms and conditions therein) and the Mortgage Tax Collateral Agency Agreement.

This Confirmation may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. THIS CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties caused this Confirmation to be duly executed and delivered as of the day and year first above written.

Collateral Agent WILMINGTON TRUST, NATIONAL ASSOCIATION not in its individual capacity but solely in its capacity as Collateral Agent

By:
Name:
Title:

Trustee WILMINGTON TRUST, NATIONAL ASSOCIATION not in its individual capacity but solely in its capacity as Trustee

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION not in its individual capacity but solely as Junior Joint Collateral Agent

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION not in its individual capacity but solely as Senior Credit Agreement Administrative Agent

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION not in its individual capacity but solely as Mortgage Tax Collateral Agent

By:
Name:
Title:

K. HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

K. HOV IP, II, Inc.

By:
Name:
Title:

On behalf of each other entity named in Schedule A hereto

By:
Name:
Title:

Schedule A

[To be included at the Closing Date]

EXHIBIT D

Form of Confirmation and Acknowledgment

(Collateral Agency Agreement)

CONFIRMATION AND ACKNOWLEDGEMENT

(Collateral Agency Agreement)

Reference is made to (a) the Collateral Agency Agreement, dated as of July 27, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), among Hovnanian Enterprises, Inc. (the “Company”), K. Hovnanian Enterprises, Inc. (the “Issuer”) and each other Grantor from time to time party thereto, Wilmington Trust, National Association, in its capacity as the Collateral Agent, and (b) the Indenture, dated as of July 27, 2017 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Issuer, each other Guarantor (as defined therein) from time to time party thereto, and Wilmington Trust, National Association, in its capacity, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), pursuant to which the Company issued, and may from time to time issue, (a) 10.000% Senior Secured Notes due 2022 (the “10.000% Notes”) and (b) 10.500% Senior Secured Notes due 2024 (the “10.500% Notes” and together with the 10.000% Notes, the “Senior Secured Notes”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Agency Agreement.

This Confirmation and Acknowledgement, dated as of January 15, 2019 (this “Confirmation”), is being delivered in connection with the execution and delivery of that certain Supplemental Indenture dated as of the date hereof, among the Company, the Issuer, each other Guarantor (as defined therein) party thereto, the Trustee and the Collateral Agent, pursuant to which the Issuer is issuing additional 10.500% Senior Secured Notes due 2024 (the “Additional 10.500% Notes”). The parties hereto hereby acknowledge that any Senior Secured Notes (including without limitation, the Additional 10.500% Notes) issued on the date hereof or issued after the date hereof shall constitute Secured Notes, and the holders of such Secured Notes constitute Secured Noteholder Parties, in each case for all purposes under the Collateral Agency Agreement.

This Confirmation may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. THIS CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

2

IN WITNESS WHEREOF, the parties caused this Confirmation to be duly executed and delivered as of the day and year first above written.

Collateral Agent WILMINGTON TRUST, NATIONAL ASSOCIATION not in its individual capacity but solely in its capacity as Collateral Agent

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION not in its individual capacity but solely as Collateral Agent under the Junior Collateral Documents

By:
Name:
Title:

K. HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

HOVNANIAN ENTERPRISES, INC.

By:
Name:
Title:

K. HOV IP, II, Inc.

By:
Name:
Title:

On behalf of each other entity named in Schedule A hereto

By:
Name:
Title:

Schedule A

[To be included at the Closing Date]

Schedule A-1